     As filed with the Securities and Exchange Commission on October 10, 1997



                                                    Registration No. 333-35551
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              --------------------



                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              NCS HEALTHCARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Delaware                                          34-1816187
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION
     RELATING TO THE GUARANTORS OF THE DEBENTURES REGISTERED HEREBY

                       3201 Enterprise Parkway, Suite 220
                              Beachwood, Ohio 44122
                                 (216) 514-3350
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               ------------------


                                                      Copy to:
          Jon H. Outcalt                       Thomas F. McKee, Esq.
      Chairman of the Board                Calfee, Halter & Griswold LLP
       NCS HealthCare, Inc.               1400 McDonald Investment Center
3201 Enterprise Parkway, Suite 220              800 Superior Avenue
      Beachwood, Ohio 44122                    Cleveland, Ohio 44114
          (216) 514-3350                          (216) 622-8200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND
 TELEPHONE NUMBER, INCLUDING AREA CODE,
         OF AGENT FOR SERVICES)


                                -----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                   -----------


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               ------------------

                         Table of Additional Registrants
                                       To
                         Form S-3 Registration Statement
                                      Under
                           The Securities Act of 1933



                                                                           State of
Name of Additional Registrant                          FEIN No.           Incorporation
-----------------------------                          --------           -------------

Advanced Rx Services, Inc.                           22-3395391           New Jersey
Cheshire Long Term Care Pharmacy, Inc.               06-1330453           Connecticut
HLF Adult Home Pharmacy Corp.                        16-1342819           New York
Kinetic Services, Inc.                               95-4346189           California
Look Drug Stores, Inc.                               39-0923148           Wisconsin
Loomis Enterprises, Inc.                             05-04229829          Rhode Island
Management & Network Services, Inc.                  34-1819691           Ohio
Medi Centre, Inc.                                    38-3214240           Michigan
NCS Daven Drug, Inc.                                 31-1508219           Ohio
NCS HealthCare of Arkansas, Inc.                     31-1490517           Ohio
NCS HealthCare of California, Inc.                   31-1499819           Ohio
NCS HealthCare of Florida, Inc.                      34-1843258           Ohio
NCS HealthCare of Illinois, Inc.                     37-1354510           Illinois
NCS HealthCare of Indiana, Inc.                      35-1954599           Indiana
NCS HealthCare of Iowa, Inc.                         31-1509013           Ohio
NCS HealthCare of Kansas, Inc.                       34-1839172           Ohio
NCS HealthCare of Kentucky, Inc.                     31-1521217           Ohio
NCS HealthCare of Maryland, Inc.                     31-1496240           Ohio
NCS HealthCare of Michigan, Inc.                     34-1777940           Ohio
NCS HealthCare of Modesto, Inc.                      31-1510328           Ohio
NCS HealthCare of Ohio, Inc.                         31-1257307           Ohio
NCS HealthCare of Oklahoma, Inc.                     73-1499934           Oklahoma
NCS HealthCare of Oregon, Inc.                       34-1836971           Ohio
NCS HealthCare of Pennsylvania, Inc.                 23-2679334           Pennsylvania
NCS HealthCare of South Carolina, Inc.               31-1508225           Ohio
NCS HealthCare of Vermont, Inc.                      31-1526078           Ohio
NCS HealthCare of Washington, Inc.                   34-1844193           Ohio
NCS Quality Care Pharmacy, Inc.                      31-1504761           Ohio
NCS Services, Inc.                                   34-1837567           Ohio
PharmaSource HealthCare, Inc.                        58-2066823           Georgia
Rescot Systems Group, Inc.                           23-2589308           Pennsylvania
Thrifty Medical Supply, Inc.                         73-1291927           Oklahoma
Uni-Care Health Services, Inc.                       02-0468190           New Hampshire
Uni-Care Health Services of Maine, Inc.              02-0468192           New Hampshire

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                  SUBJECT TO COMPLETION, DATED OCTOBER 10, 1997


PROSPECTUS

                              NCS HEALTHCARE, INC.


                                    [LOGO]


               $100,000,000 Principal Amount of 5 3/4% Convertible
                    Subordinated Debentures due 2004 Interest
                        Payable February 15 and August 15

       3,058,103 Shares of Class A Common Stock, par value $.01 per share

                                  ------------


     This Prospectus relates to (i) the resale of $100,000,000 aggregate principal amount of 5 3/4% ConvertibLE Subordinated Debentures due 2004 (the "Debentures") of NCS HealthCare, Inc., a Delaware corporation (the "Company"), issued to the initial purchasers of the Debentures (the "Initial Purchasers") in a private placement consummated on August 13, 1997 (the "Debt Offering") and
(ii) the resale of up to 3,058,103 shares of the Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company (and such indeterminate number of additional shares as may be issued to anti-dilution adjustments) which are initially issuable upon conversion of the Debentures by any holders of Debentures that did not purchase the Debentures under the Registration Statement (of which this Prospectus is a part). The Debentures and such shares of Class A Common Stock issued upon conversion of the Debentures may be offered from time to time for the accounts of holders of Debentures named herein or in supplements to this Prospectus (the "Selling Securityholders"). See "Plan of Distribution." Information concerning the Selling Securityholders may change from time to time and will be set forth in supplements to this Prospectus.



     The Debentures are convertible into Class A Common Stock of the Company at any time at or before maturity, unless previously redeemed, at a conversion price of $32.70 per share, subject to adjustment in certain events. The Class A Common Stock of the Company is traded on the Nasdaq Stock Market's National Market System under the symbol "NCSS." On October 8, 1997, the closing price of the Class A Common Stock as reported by Nasdaq was $26.875 per share.


     The Debentures do not provide for a sinking fund. The Debentures are not redeemable by the Company prior to August 18, 2000. Thereafter, the Debentures are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in this Prospectus, together with accrued interest. Upon a Repurchase Event (as defined herein), each holder of Debentures shall have the right, at the holder's option, to require the Company to repurchase such holder's Debentures at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. See "Description of Debentures - Certain Rights to Require Repurchase of Debentures."


     The Debentures are unsecured obligations of the Company and are subordinate to all present and future Senior Indebtedness (as defined herein) of the Company. As of September 30, 1997, Senior Indebtedness of the Company was approximately $1.2 million. The Indenture will not restrict the incurrence of any other indebtedness or liabilities by the Company or its subsidiaries. Each of the Company's wholly-owned subsidiaries has guaranteed, jointly and severally, the Company's obligations under the Debentures. See "Description of Debentures - Subordination."


     The Debentures have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. For a description of certain income tax consequences to holders of the Debentures, see "Certain United States Federal Income Tax Consequences." All of the Debentures were issued initially pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and to the Company's knowledge, were transferred to the Selling Securityholders pursuant to Rule 144A or Regulation S under the Securities Act. Debentures resold pursuant to the Registration Statement (of which this Prospectus is a part) will no longer be eligible for trading in the PORTAL Market.

     The Selling Securityholders, acting as principals for their own account, directly, through agents designated from time to time, or through brokers, dealers, agents or underwriters also to be designated, may sell all or a portion of the Debentures or shares of Class A Common Stock which may be offered hereby by them from time to time on terms to be determined at the time of sale. The aggregate proceeds to the Selling Securityholders from the sale of Debentures and Class A Common Stock will be the purchase price of such Debentures or Class A Common Stock less commissions, if any. For information concerning indemnification agreements between the Company and the Selling Securityholders, see "Plan of Distribution."

     The Company will not receive any of the proceeds from the sales of the Debentures or the shares of Class A Common Stock by the Selling Securityholders. The Selling Securityholders may be deemed to be "underwriters" under the Securities Act. If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Debentures or shares of Class A Common Stock as principals, any profits received by such broker-dealers on the resale of the Debentures or shares of Class A Common Stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting commissions.

     SEE "RISK FACTORS" BEGINNING AT PAGE 3 HEREIN FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS _________, 1997

                              AVAILABLE INFORMATION

         NCS HealthCare, Inc. ("NCS" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Such reports, proxy statements and other information filed by the Company also are available for inspection and copying at the Commission's Regional Offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at Seven World Trade Center, 13th Floor, New York, New York 10048-1102. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; (b) the description of the Class A Common Stock contained in the Form 8-A Registration Statement. All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to Kristen H. Schulz, NCS HealthCare, Inc., 3201 Enterprise Parkway, Suite 220, Beachwood, Ohio 44122, telephone (216) 514-3350.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             THE COMPANY

         NCS is a leading independent provider of pharmacy services to long-term care institutions including skilled nursing facilities, assisted living facilities and other institutional health care settings. The Company purchases and dispenses prescription and non-prescription pharmaceuticals and provides client facilities with related management services, automated medical record keeping, drug therapy evaluation and regulatory assistance. The Company also provides a broad array of ancillary health care services to complement its core pharmacy services, including infusion therapy, physical, speech and occupational therapies, nutrition management and other services. As of June 30, 1997, NCS provided pharmacy services to approximately 152,000 residents in 23 states.

         Based on data from industry sources, the U.S. market for pharmacy services in long-term care facilities exceeded $3.5 billion in 1994. The Company believes that several factors are driving market growth, including the aging of the U.S. population, the increasing number of patients receiving care in non-hospital settings such as long-term care institutions and the increasing acuity levels of and additional pharmaceutical therapies available for patients receiving care in long-term care institutions.

         The institutional pharmacy services market is highly fragmented and consolidating. Prior to the 1970s, retail pharmacies fulfilled the pharmacy needs of most long-term care institutions. Today, long-term care institutions are typically served by one of three types of providers: retail pharmacies, long-term care facility operators with captive pharmacy companies and independent pharmacy companies like NCS. The Company believes that retail pharmacies and, to a lesser extent, small independent pharmacy companies, generally lack the sophistication, information technology, scale economies, breadth of services and capital necessary to compete in an increasingly competitive and regulated business environment. As a result, the Company believes that the industry will continue to consolidate at the expense of these providers.

         NCS's strategy is to capitalize on industry trends and Company expertise to strengthen its position as a leading provider of high quality, integrated pharmacy and related services to institutional clients. The Company intends to implement this strategy by identifying and standardizing "best practices," cross marketing its services across its customer base to generate internal growth, utilizing its proprietary technology to deliver information, providing a broad array of ancillary health care services to complement its core pharmacy services and continuing its aggressive acquisition and development program. From 1986 to June 30, 1997, NCS completed 37 acquisitions (other than fold-in acquisitions), including 22 acquisitions since the beginning of fiscal 1997. As a result of its fiscal 1997 acquisitions, the Company expanded its geographic presence into 16 new states. In addition, the Company completed 27 fold-in acquisitions in fiscal 1997. The Company intends to continue to expand through acquisitions.

         Prospective investors are cautioned that the statements included and incorporated by reference in this Prospectus that are not descriptions of historical facts may be forward-looking statements. Such statements reflect management's current views, are based on many assumptions and are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those described under the caption "Risk Factors."

                                  RISK FACTORS

         In addition to the other information contained and incorporated by reference in this Prospectus, prospective investors should carefully consider the following factors in evaluating an investment in the Debentures or shares of Class A Common Stock offered hereby. This Prospectus includes, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below as well as those described elsewhere in this Prospectus (including the documents incorporated by reference herein).

IMPACT OF ACQUISITIONS

         In accordance with its strategy for growth, NCS presently is engaged in an expansion program which incorporates an active acquisition program in the long-term care pharmacy industry. For the years ended June 30, 1995 and 1996, more than half, and for the year ended June 30, 1997, more than 66% of the growth in the Company's revenues resulted from acquisitions. The success of the Company's acquisition program and of its underlying growth strategy will depend, among other things, on the continued availability of suitable acquisition candidates. The Company is in various stages of discussion with potential acquisition candidates, although no material acquisition has become the subject of any definitive agreement, letter of intent or agreement in principle. One or more of these potential acquisitions could be material to the Company if completed. There can be no assurance that the Company will be able to complete any acquisitions on favorable terms, or at all, in the future. As a consequence of recent acquisitions, the Company has significantly grown in size and broadened the geographic area in which it operates. Any acquisition involves inherent uncertainties, such as the effect on the acquired businesses of integration into a larger organization and the availability of management resources to oversee the operations of the acquired business. The Company's ability to integrate the operations of acquired companies is essential to its future success. Even though an acquired business may have enjoyed excellent profitability and growth as an independent company prior to the acquisition, there can be no assurance that such profitability and growth would continue thereafter. There can be no assurance that the Company will be able to integrate new businesses successfully, that it will succeed in managing the significantly larger operations resulting therefrom or that any acquisition will not have a material adverse effect on the Company. In addition, the Company incurred significant amounts of goodwill in connection with recent acquisitions. At June 30, 1997, goodwill represented approximately 56.3% of total assets. In the event that the Company determines that the carrying value of goodwill is impaired, it would write-down such carrying value, which would result in a charge to earnings. Any such charge could have a material adverse effect on the Company's financial results.

DECREASE IN NUMBER OF LONG-TERM CARE COMPANIES

         There is an ongoing trend in the long-term care market to consolidate facilities. Additionally, certain operators of long-term care facilities have acquired their own companies to provide pharmacy products and services rather than obtaining such products and services from independent providers like the Company. Both of these factors may adversely affect NCS by decreasing the number of customers for whom the Company can effectively compete.

COMPETITION

         Competition among providers of pharmacy services to the long-term care industry is intense, both regionally and nationally. The Company competes with numerous local retail pharmacies, local, regional and national institutional pharmacies and pharmacies owned by long-term care facilities. In its program of acquiring institutional pharmacy providers, the Company competes with several other companies which have similar acquisition strategies. Competition for certain acquisition targets is intense. Some of the Company's competitors have significantly greater financial and other resources than the Company and are often willing to pay higher prices for acquisitions. There can be no assurance as to the Company's ability to compete or pay for acquisitions or that competitive pressures will not have a material adverse effect on the Company.

CAPITAL REQUIREMENTS RELATING TO GROWTH STRATEGY

         To take advantage of the consolidation trend in the institutional pharmacy industry and to expand the geographic area in which it operates, the Company's strategy includes growth through acquisitions. This strategy may require significant capital resources. Capital is needed not only for acquisitions, but also for the effective integration, operation and expansion of such businesses. There can be no assurance that acceptable financing for future acquisitions or for the integration, expansion and operation of existing businesses can be obtained.

REGULATION AND REIMBURSEMENT


         The Company's business is subject to federal, state and local regulations, and its pharmacies are required to be licensed in the states in which they are located. The failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of the Company's business. In addition, the long-term care facilities that contract for the services of NCS are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these institutions to comply with such regulations or to obtain or renew any required licenses could result in the loss of the Company's ability to provide pharmacy services to their residents. The Company is also subject to federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of residents to, or the recommendation of, a particular provider of items or services. In the ordinary course of its business, the Company is subject to inspections, audits, inquiries and similar actions by governmental authorities responsible for enforcing these laws and regulations. Violation of these laws and regulations can result in loss of licensure, civil and criminal penalties and exclusion from the Medicare and Medicaid programs. See "Business Government Regulation."



         For the year ended June 30, 1997, approximately 40% of the Company's pharmacy services billings were paid by Medicare and Medicaid and 11% were paid by long-term care facilities which were, in turn, reimbursed by Medicare. Medicare and Medicaid are highly regulated. The failure of NCS and/or its client institutions to comply with applicable reimbursement regulations could adversely affect the Company's business. Additionally, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicare and Medicaid expenditures, could adversely affect the Company's business. See "Business Reimbursement and Billing."


UNCERTAINTY DUE TO PROPOSED CHANGES IN NATIONAL AND STATE HEALTH CARE POLICIES

         The Clinton administration and members of Congress have proposed reforms to the system of health care delivery in the United States. None of these proposals have been adopted. The process by which the administration or Congress will pursue additional or modified proposals for national health care reform and the precise nature of any such proposals are unclear at this time. In addition, several states are considering or have implemented various health care reforms, including reforms through Medicaid managed care demonstration projects. Several states in which the Company operates have applied for, or received, approval from the U.S. Department of Health and Human Services ("HHS") for waivers from certain Medicaid requirements, which are generally required for such managed care projects. Although these demonstration projects generally exempt institutional care, including long-term care facilities and institutional pharmacy services, no assurance can be given that these waiver projects ultimately will not change the reimbursement system for long-term care, including pharmacy services, from fee-for-service to managed care negotiated or capitated rates. It is not possible to predict what reforms of the health care system will be adopted and the effect, if any, such reforms may have on the Company's business. See "Business - Reimbursement and Billing" and "Government Regulation."

DEPENDENCE ON KEY EMPLOYEES

         The Company's operations are substantially dependent on the abilities of its executive officers to manage the Company's business and to identify acquisition candidates. The Company has an employment agreement with only one of these individuals. In addition, in connection with the Company's acquisition of certain significant subsidiaries, the Company has entered into employment agreements with certain other key personnel. The Company's ability to operate these subsidiaries is substantially dependent on the contribution of these personnel to the day-to-day operation of those businesses. The loss of any of its executive officers or other key personnel could have a material adverse effect on the Company's results of operations.

RISK OF PROFESSIONAL LIABILITY; AVAILABILITY OF INSURANCE

         The Company's business exposes it to risks that are inherent in the packaging and distribution of pharmaceuticals and the provision of ancillary services. The Company currently maintains professional liability and errors and omissions insurance. There can be no assurance that the coverage limits of such insurance will be adequate to protect the Company against future claims. In addition, there can be no assurance that the Company will be able to maintain professional liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

CONTROL BY PRINCIPAL STOCKHOLDERS


         As of September 25, 1997, the Directors and executive officers of the Company and their affiliates collectively owned approximately 67.3% of the outstanding voting power of the Company. As a result, these stockholders are able to exercise significant influence over matters requiring stockholder approval, including the election of Directors and the approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock."


POTENTIAL EFFECT OF ANTI-TAKEOVER PROVISIONS AND CERTAIN PROVISIONS OF DELAWARE LAW


         Certain provisions of Delaware law and the Company's Certificate of Incorporation and By-Laws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. The Company's By-Laws provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Such classification of the Board of Directors lengthens the time required to change the composition of a majority of directors and could discourage a proxy contest or other takeover bid for the Company. The Company's Certificate of Incorporation allows the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In addition, the Company's Certificate of Incorporation provides for Class B Common Stock, which has ten votes per share. At September 25, 1997, the outstanding shares of Class B Common Stock represented 37.3% of the shares of Common Stock outstanding, which shares entitle the holders thereof to 85.6% of the total voting power of the Common Stock. The existence of the Class B Common Stock and the issuance of Preferred Stock could have the effect of making an unsolicited acquisition of the Company more difficult and, consequently, cause a decrease in the market price of the Class A Common Stock. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 also could have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock - Preferred Stock" and "- The Delaware Business Combination Act."


SUBORDINATION OF DEBENTURES


         The Debentures are subordinate in right of payment to all current and future Senior Indebtedness of the Company. Senior Indebtedness includes all secured indebtedness of the Company, whether existing on or created or incurred after the date of the issuance of the Debentures, that is not made subordinate to or pari passu with the Debentures by the instrument creating the indebtedness. At September 30, 1997, the aggregate amount of the Company's Senior Indebtedness was approximately $1.2 million. The Indenture does not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee. Additionally, pursuant to a credit agreement entered into as of August 1, 1997, among the Company and certain lending institutions, KeyBank National Association as administrative agent, the Company is entitled to borrow up to $135 million of Senior Indebtedness under a credit facility. By reason of such subordination of the Debentures, in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or upon default in payment with respect to any Senior Indebtedness of the Company or an event of default with respect to such indebtedness resulting in the acceleration thereof, the assets of the Company will be available to pay the amounts due on the Debentures only after all Senior Indebtedness of the Company has been paid in full.


RISKS RELATING TO ENFORCEABILITY OF SUBSIDIARY GUARANTEES

         The Company's payment obligations under the Debentures are jointly and severally guaranteed by all of its wholly-owned subsidiaries. To the extent that a court were to find that (i) a guarantee was incurred by a subsidiary guarantor with the intent to hinder, delay or defraud any present or future creditor, (ii) the subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (iii) such subsidiary guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and such subsidiary guarantor (w) was insolvent,
(x) was rendered insolvent by reason of the issuance of such guarantee, (y) was engaged or about to engage in a business or transaction for which the remaining assets of such subsidiary guarantor constituted unreasonably small capital to carry on its business or (z) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court, subject to applicable statutes of limitations, could avoid or subordinate such guarantee in favor of a subsidiary guarantor's creditors or take other action detrimental to the holders of the Debentures. Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by a subsidiary guarantor as a result of the issuance by the Company of the Debentures.

         To the extent any guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Debentures would cease to have any claim in respect of such subsidiary guarantor and would be creditors solely of the Company and any subsidiary guarantor whose guarantee was not avoided or held unenforceable. In such event, the claims of holders of the Debentures against the issuer of an invalid guarantee would be subject to the prior payment of all liabilities of such subsidiary guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the Debentures relating to any avoided portions of any of the guarantees. In addition, if a court were to avoid the guarantees under fraudulent conveyance laws or other legal principles or, by the terms of such guarantees, the obligations thereunder were reduced as necessary to prevent such avoidance, or the guarantees were released, the claims of other creditors of the subsidiary guarantors, including trade creditors, would to such extent have priority as to the assets of such subsidiary guarantors over the claims of holders of the Debentures. The guarantees of the Debentures by any subsidiary guarantor will be released at such time as the subsidiary guarantor is no longer a member of an affiliated group (within the meaning of Section 279(g) of the Internal Revenue Code of 1986, as amended) which includes the Company, including, without limitation, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of such subsidiary guarantor. The Indenture does not impose any limitations on the Company's ability to sell or dispose of any subsidiary guarantor. See "Description of Debentures - Subsidiary Guarantees."

LIMITATIONS ON REPURCHASE UPON A REPURCHASE EVENT

         In the event of a Repurchase Event, which includes a Change in Control and a Termination of Trading (each as defined herein), each holder of Debentures will have the right, at the holder's option, to require the Company to repurchase all or a portion of such holder's Debentures at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon to the repurchase date. The Company's ability to repurchase the Debentures upon a Repurchase Event may be limited by the terms of the Company's Senior Indebtedness and the subordination provisions of the Indenture. Further, the ability of the Company to repurchase Debentures upon a Repurchase Event will be dependent on the availability of sufficient funds and compliance with applicable securities laws. Accordingly, there can be no assurance that the Company will be able to repurchase the Debentures upon a Repurchase Event. The term "Repurchase Event" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company or result in a downgrade of the credit rating (if any) of the Debentures nor would the requirement that the Company offer to repurchase the Debentures upon a Repurchase Event necessarily afford holders of the Debentures protection in the event of a highly leveraged reorganization, merger or similar transaction involving the Company. See "Description of Debentures."

ABSENCE OF PUBLIC MARKET; TRANSFER RESTRICTIONS

         There is no existing public market for the Debentures and there can be no assurance as to the liquidity of any market that may develop for the Debentures, the ability of the holders to sell their Debentures or the price at which holders of the Debentures may be able to sell their Debentures. Future trading prices of the Debentures will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results, the price of the Class A Common Stock and the market for similar securities. The Initial Purchasers have informed the Company that the Initial Purchasers intend to make a market in the Debentures offered hereby; however, the Initial Purchasers are not obligated to do so, and any such market making activity may be terminated at any time without notice to the holders of the Debentures. See "Description of Debentures - Registration Rights; Liquidated Damages." The Debentures have been designated for trading in the PORTAL Market; however, the Company does not intend to apply for listing of the Debentures on any securities exchange. Debentures resold pursuant to the Registration Statement (of which this Prospectus is a part) will no longer be eligible for trading in the PORTAL Market.

POSSIBLE VOLATILITY OF STOCK PRICE

         The stock market has from time to time experienced extreme price and volume fluctuations which in some circumstances have been unrelated to the operating performance of particular companies. The market price for shares of the Class A Common Stock may be highly volatile depending on various factors, including, but not limited to, the state of the national economy, stock market conditions, industry research reports, actions by governmental agencies, litigation involving the Company, earnings and other announcements by the Company or its competitors and general conditions in the institutional pharmacy business.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Debentures or the shares of Class A Common Stock offered hereby.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The Company's ratio of earnings to fixed charges for each of the periods indicated is as follows:


                             YEAR ENDED JUNE 30,
 ------------------------------------------------------------------------------
     1993           1994             1995            1996              1997
 ------------   ------------    -------------   -------------    --------------
     3.4x           5.2x             3.6x            2.6x             11.1x


         For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges include interest (expensed and capitalized), amortization of debt issuance costs and the estimated interest component of rental expense.

                            DESCRIPTION OF DEBENTURES

         The Debentures were issued under an indenture dated as of August 13, 1997 (the "Indenture") between the Company and National City Bank, as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definition therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. For purposes of the following discussion, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company, including, without limitation, the Company's Class B Common Stock. Copies of the Indenture are available from the Company or the Initial Purchasers upon request.

GENERAL


         The Debentures are unsecured obligations of the Company, limited to $100 million in aggregate principal amount and mature on August 15, 2004. The Debentures bear interest at a rate of 5 3/4% per annum from the date OF original issuance of Debentures pursuant to the Indenture, or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1998, to the Person in whose name the Debenture (or any predecessor Debenture) is registered at the close of business on the preceding February 1 or August 1, as the case may be. Interest on the Debentures will be paid on the basis of a 360-day year of twelve 30-day months.


         Principal of, and premium, if any, and interest on the Debentures is payable (i) in respect of Debentures held of record by the Depository Trust Company ("DTC") or its nominee in same day funds on or prior to the payment dates with respect to such amounts and (ii) in respect of Debentures held of record by Holders other than DTC or its nominee at the corporate trust office of the Trustee, and the Debentures may be surrendered for transfer, exchange or conversion at the corporate trust office of the Trustee. In addition, with respect to Debentures held of record by Holders other than DTC or its nominee, payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto as it appears in the Register for the Debentures on the Regular Record Date for such interest.

         The Debentures have been issued only in registered form, without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) payable in connection therewith. The Company is not required (i) to issue, register the transfer of or exchange any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of Debentures being redeemed in part.

         All monies paid by the Company to the Trustee or any Paying Agent for the payment of principal of and premium and interest on any Debenture which remain unclaimed for two years after such principal, premium or interest become due and payable may be repaid to the Company. Thereafter, the Holder of such Debenture may, as an unsecured general creditor, look only to the Company for payment thereof.

         The Indenture does not contain any provisions that would provide protection to Holders of the Debentures against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring, except as described below under "Certain Rights to Require Repurchase of Debentures."

CONVERSION RIGHTS

         The Debentures are convertible into Class A Common Stock at any time prior to redemption or final maturity, initially at the conversion price of $32.70 per share. The right to convert Debentures which have been called for redemption will terminate at the close of business on the second business day preceding the Redemption Date. See "Optional Redemption" below.

         The conversion price is subject to adjustment upon the occurrence of any of the following events: (i) the subdivision, combination or reclassification of outstanding shares of Common Stock; (ii) the payment in shares of

Common Stock of a dividend or distribution on any class of capital stock of the Company; (iii) the issuance of rights or warrants to all holders of Class A Common Stock or Class B Common Stock or both entitling them to acquire shares of Common Stock at a price per share less than the Current Market Price;
(iv) the distribution to holders of Class A Common Stock or Class B Common Stock or both of shares of capital stock other than Common Stock, evidences of indebtedness, cash or assets (including securities, but excluding dividends or distributions paid exclusively in cash and dividends, distributions, rights and warrants referred to above); (v) a distribution consisting exclusively of cash (excluding any cash distributions referred to in (iv) above) to all holders of Class A Common Stock or Class B Common Stock or both in an aggregate amount that, together with (A) all other cash distributions (excluding any cash distributions referred to in (iv) above) made within the 12 months preceding such distribution and (B) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or a subsidiary of the Company for Common Stock consummated within the 12 months preceding such distribution, exceeds 12.5% of the Company's market capitalization (determined as provided in the Indenture) on the date fixed for determining the stockholders entitled to such distribution; and (vi) the consummation of a tender offer made by the Company or any subsidiary of the Company for Common Stock which involves an aggregate consideration that, together with (X) any cash and other consideration payable in respect of any tender offer by the Company or a subsidiary of the Company for Common Stock consummated within the 12 months preceding the consummation of such tender offer and (Y) the aggregate amount of all cash distributions (excluding any cash distributions referred to in (iv) above) to all holders of the Class A Common Stock or Class B Common Stock or both within the 12 months preceding the consummation of such tender offer, exceeds 12.5% of the Company's market capitalization at the date of consummation of such tender offer. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to at least one percent of the conversion price, as last adjusted. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

         In addition to the foregoing adjustments, the Company from time to time may, to the extent permitted by law, reduce the conversion price of the Debentures by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such decrease. The Company also is permitted to reduce the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Class A Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. In the case of any consolidation or merger of the Company with any other corporation (other than one in which no change is made in the Common Stock), or any sale or transfer of all or substantially all of the assets of the Company, the Holder of any Debenture then outstanding will, with certain exceptions, have the right thereafter to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer; and adjustments will be provided for events subsequent thereto that are as nearly equivalent as practical to the conversion price adjustments described above.

         Fractional shares of Class A Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon the then Closing Price at the close of business on the day of conversion. If any Debentures are surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next succeeding Interest Payment Date (except any such Debentures called for redemption), such Debentures when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the interest thereon which the registered Holder on such Regular Record Date is to receive. Except as described in the preceding sentence, no interest will be payable by the Company on converted Debentures with respect to any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion.

SUBORDINATION

         The payment of the principal of and premium, if any, and interest on the Debentures, to the extent set forth in the Indenture, is subordinated in right of payment to the prior payment in full of all Senior Indebtedness. If there is a payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon or provision for such payment in money or money's worth before the Holders of the Debentures will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the Debentures. In the event of the acceleration of the maturity of the Debentures, the holders of all Senior Indebtedness will first be entitled to receive payment in full in cash of all amounts due thereon or provision for such payment in money or money's worth before the holders of the Debentures will be entitled to receive any payment for the principal of or premium, if any, or interest on the Debentures. No payments on account of principal of or premium, if any, or interest on the Debentures or on account of the purchase or acquisition of Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, any acceleration of the maturity of any Senior Indebtedness or if any judicial proceeding is pending with respect to any such default.

         Senior Indebtedness with respect to the Company is defined in the Indenture as (a) all secured indebtedness of the Company for money borrowed under the Company's primary revolving credit facility and any predecessor or successor credit facilities thereto, whether outstanding on the date of execution of the Indenture (such as the Company's $135 million credit facility currently in existence, any increase in the maximum principal amount thereof and any predecessor or successor facilities thereto) or thereafter created, incurred or assumed, (b) all other secured indebtedness of the Company for money borrowed, whether outstanding on the date of the execution of the Indenture or thereafter created, incurred or assumed, except any indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Debentures or (ii) ranks pari passu in right of payment with the Debentures, and
(c) any amendments, renewals, extensions, modifications, refinancings and refundings of any of the foregoing. The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including without limitation interest, fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, (iii) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles,
(iv) any obligation of, or any such obligation which is guaranteed by, the Company for the reimbursement of any obligor of any letter of credit, banker's acceptance or similar credit transaction, (v) any obligation of, or any such obligation which is guaranteed by, the Company under interest rate swaps, caps, collars, options and similar arrangements and (vi) any obligation of the Company under any foreign exchange contract, currency swap agreement, futures contract, currency option contract or other foreign currency hedge. Senior Indebtedness with respect to the Company's subsidiaries for purposes of the subsidiary guarantees of the Debentures shall have a corresponding meaning.

         The Debentures are obligations of the Company. The operations of the Company are currently conducted principally through subsidiaries, which are separate and distinct legal entities. Each of the Company's wholly-owned subsidiaries has guaranteed the Company's payment obligations under the Debentures, so long as such subsidiary is a member of an affiliated group (within the meaning of Section 279(g) of the Internal Revenue Code of 1986, as amended) which includes the Company. The satisfaction by the Company's subsidiaries of their contractual guarantees, as well as the payment of dividends and certain loans and advances to the Company by such subsidiaries, which may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations. Any right of the Company to receive assets of any subsidiary of the Company upon the liquidation or reorganization of any such subsidiary will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.


         The Indenture does not limit or prohibit the incurrence of Senior Indebtedness. At September 30, 1997, the aggregate amount of Senior Indebtedness of the Company outstanding was approximately $1.2 million. The Company expects to incur additional indebtedness, including Senior Indebtedness from time to time in the future. See "Capitalization."


SUBSIDIARY GUARANTEES

         Each of the Company's wholly-owned subsidiaries unconditionally guarantee, jointly and severally, the Company's obligations under the Debentures. The indebtedness represented by the guarantees is subordinated to all Senior Indebtedness of such subsidiaries.

         At such time as a subsidiary guarantor is no longer a member of an affiliated group (within the meaning of Section 279(g) of the Internal Revenue Code of 1986, as amended) which includes the Company, including, without limitation, upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of such subsidiary guarantor, such subsidiary guarantor shall be deemed to be released from all its obligations under the subsidiary guarantee.


         The obligations of each subsidiary guarantor under its guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor (other than liabilities of such subsidiary guarantor under indebtedness which is subordinated to the guarantee) and after giving effect to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of such other subsidiary guarantor under its guarantee, or pursuant to its contribution obligations under the Indenture, result in the obligations of such subsidiary guarantor under such guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors - Risks Relating to Enforceability of Subsidiary Guarantees."

OPTIONAL REDEMPTION

         The Debentures are redeemable, at the Company's option, in whole or from time to time in part, at any time on or after August 18, 2000, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Debentures to be redeemed at its address appearing in the Security Register and prior to Maturity at the Redemption Prices below (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date).

         If redeemed during the 12-month period beginning August 15, in the year indicated (August 18, in the case of 2000), the redemption price shall be:


                                                                REDEMPTION
                  YEAR                                             PRICE
                  ----                                             -----



                  2000....................................        103.29%
                  2001....................................        102.46
                  2002....................................        101.64
                  2003....................................        100.82


         No sinking fund is provided for the Debentures.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Indenture provides that the Company will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, unless (a) if applicable, the Person formed by such consolidation or into which the Company is merged or the Person or corporation which acquires the properties and assets of the Company substantially as an entirety is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes payment of the principal of and premium, if any, and interest on the Debentures and performance and observance of each obligation of the Company under the Indenture, (b) after consummating such consolidation, merger, transfer or lease, no Default or Event of Default will occur and be continuing, (c) such consolidation, merger or acquisition does not adversely affect the validity or enforceability of the Debentures and (d) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the provisions of the Indenture.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF DEBENTURES


         In the event of any Repurchase Event (as defined below) occurring after the date of issuance of the Debentures and on or prior to Maturity, each Holder of Debentures will have the right, at the Holder's option, to require the Company to repurchase all or any part of the Holder's Debentures on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as described below at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. On or prior to the

Repurchase Date, the Company shall deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Debentures which are to be repaid on the Repurchase Date.


         Failure by the Company to provide timely notice of a Repurchase Event, as provided for below, or to repurchase the Debentures when required under the preceding paragraph will result in an Event of Default under the Indenture whether or not such repurchase is permitted by the subordination provisions of the Indenture.

         On or before the 15th day after the occurrence of a Repurchase Event, the Company is obligated to mail to all Holders of Debentures a notice of the occurrence of such Repurchase Event identifying the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price for Debentures and the procedures which the Holder must follow to exercise this right. To exercise the repurchase right, the Holder of a Debenture must deliver, on or before the close of business on the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Trustee of the Holder's exercise of such right, together with the certificates evidencing the Debentures with respect to which the right is being exercised, duly endorsed for transfer.

         A "Repurchase Event" shall have occurred upon the occurrence of a Change in Control or a Termination of Trading (each as defined below).

         A "Change in Control" shall occur when: (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Class A Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Class A Common Stock and Class B Common Stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Class A Common Stock and Class B Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Class A Common Stock and Class B Common Stock immediately before such transaction; (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (in each case other than members of the Current Control Group, as defined below), together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

         "Current Control Group" means the members of the Board of Directors and the executive officers of the Company as of August 7, 1997, their spouses, children, parents and siblings, the trustee of any trust created for the benefit of any such member of the Board of Directors, officer or family member, the executor or administrator (in his or her capacity as such) of the estate of any such member of the Board of Directors, officer or family member, and any Person who receives Class B Common Stock under the last will and testament of, or under the laws of descent and distribution from, any such member of the Board of Directors, officer or family member.

         A "Termination of Trading" shall occur if the Class A Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.


         The right to require the Company to repurchase Debentures as a result of the occurrence of a Repurchase Event could create an event of default under Senior Indebtedness of the Company, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Debentures. See "Subordination." Failure by the Company to repurchase the Debentures when required will result in an Event of Default with respect to the Debentures whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the

Holders of Debentures upon a repurchase may be limited by certain financial covenants contained in the Company's Senior Indebtedness.


         In the event a Repurchase Event occurs and the Holders exercise their rights to require the Company to repurchase Debentures, the Company intends to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase.

         The foregoing provisions would not necessarily afford Holders of the Debentures protection in the event of highly leveraged or other transactions involving the Company that may adversely affect Holders. In addition, the foregoing provisions may discourage open market purchases of the Class A Common Stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may limit a stockholder's ability to realize a premium over the market price of the Class A Common Stock in connection with any such transaction.

EVENTS OF DEFAULT

         The following are Events of Default under the Indenture with respect to the Debentures: (a) default in the payment of principal of or any premium on any Debenture when due (even if such payment is prohibited by the subordination provisions of the Indenture), whether at maturity, upon redemption, upon acceleration or otherwise; (b) default in the payment of any interest on any Debenture when due, which default continues for 30 days (even if such payment is prohibited by the subordination provisions of the Indenture); (c) failure to provide timely notice of a Repurchase Event as required by the Indenture; (d) default in the payment of the Repurchase Price in respect of any Debenture on the Repurchase Date therefor (even if such payment is prohibited by the subordination provisions of the Indenture); (e) default in the performance of any other covenant of the Company in the Indenture which continues for 60 days after written notice as provided in the Indenture; (f) default under one or more bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or any subsidiary of the Company or under one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default individually or in the aggregate shall constitute a failure to pay the principal of indebtedness in excess of $10,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled; and (g) certain events in bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company.

         If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures may declare the principal of and premium, if any, on all such Debentures to be due and payable immediately, but if the Company cures all Events of Default (except the nonpayment of interest on, premium, if any, and principal of any Debentures) and certain other conditions are met, such declaration may be canceled and past defaults may be waived by the holders of a majority in principal amount of Outstanding Debentures. If an Event of Default shall occur as a result of an event of bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company, the aggregate principal amount of the Debentures shall automatically become due and payable. The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Indenture provides that the Trustee may withhold notice to the Holders of the Debentures of any continuing default (except in the payment of the principal of or premium, if any, or interest on any Debentures) if the Trustee considers it in the interest of Holders of the Debentures to do so.

MODIFICATION, AMENDMENTS AND WAIVERS


         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Outstanding Debentures, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture or modify in any manner the rights of Holders of the Debentures, provided that without the consent of each Holder of Outstanding Debentures, no supplemental indenture may (i) change the stated maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (ii) adversely affect the right to convert the Debentures as provided in the Indenture, (iii) modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders of Debentures, (iv) impair the right of Holders of Debentures to require the Company to repurchase Debentures upon the occurrence of a Repurchase Event or (v) reduce the percentage in principal amount of Outstanding Debentures, the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder.


         Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the Holders to: (a) cause the Indenture to be qualified under the Trust Indenture Act; (b) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; (c) add to the covenants of the Company for the benefit of the Holders or an additional Event of Default, or surrender any right or power conferred upon the Company;
(d) secure the Debentures; (e) make provision with respect to the conversion rights of Holders in the event of a consolidation, merger or sale of assets involving the Company, as required by the Indenture; (f) evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Debentures; or (g) cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided, however, that no such modifications or amendment may adversely affect the interest of Holders in any material respect.

SATISFACTION AND DISCHARGE

         The Company may discharge its obligations under the Indenture while Debentures remain Outstanding if (a) all Outstanding Debentures will become due and payable at their scheduled maturity within one year or (b) all Outstanding Debentures are scheduled for redemption within one year, and in either case the Company has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Debentures on the date of their scheduled maturity or the scheduled date of redemption.

FORM, DENOMINATION AND REGISTRATION

         The Debentures have been issued in fully registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples thereof.


         Global Debenture; Book-Entry Form. Debentures will be evidenced by a Global Debenture (hereinafter referred to as the "Registered Global Debenture"), except as set forth below under "Certificated Debentures." The Registered Global Debentures will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Beneficial interests in the Registered Global Debenture are exchangeable for definitive certificated Debentures only in accordance with the terms of the Indenture. Except as set forth below, the Registered Global Debentures may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.


         The Holders of Debentures may hold their interests in the Registered Global Debentures directly through DTC if such Holder is a participant in DTC, or indirectly through organizations which are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same day funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Registered Global Debentures to such persons may be limited.


         The Holders of Debentures who are not Participants may beneficially own interests in the Registered Global Debentures held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Registered Global Debentures, Cede for all purposes will be considered the sole holder of the Registered Global Debentures.

         Payment of interest on and the redemption price or repurchase price (upon redemption at the option of the Company or repurchase at the option of the Holder upon a Repurchase Event) of the Registered Global Debentures will be made to Cede, the nominee for DTC, as the registered owner of the Registered Global Debentures, by wire transfer of immediately available funds on each interest payment date or the redemption date, as the case may be. Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Registered Global Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


         With respect to any payment of interest on and the redemption price or repurchase price (upon redemption at the option of the Company or repurchase at the option of the Holder upon a Repurchase Event) of the Registered Global Debentures, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Debentures represented by the Registered Global Debentures as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Debentures represented by the Registered Global Debentures held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Debentures represented by the Registered Global Debentures to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

         Neither the Company nor the Trustee (or any registrar, paying agent or conversion agent under the Indenture) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

         If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Debentures to be issued in definitive form in exchange for the Registered Global Debentures.

         Certificated Debentures. Debentures sold (other than pursuant to the Registration Statement of which this Prospectus is a part) to investors that are neither Qualified Institutional Buyers nor persons acquiring such Debentures in compliance with Regulation S under the Securities Act will be issued in definitive registered form and may not be evidenced by a Global Debenture. Qualified Institutional Buyers may request that their Debentures be issued in definitive registered form. In addition, certificated Debentures may be issued in exchange for Debentures represented by the Registered Global Debentures if no successor depositary is appointed by the Company as set forth above under the paragraph entitled "Global Debentures; Book-Entry Form."

PAYMENTS OF PRINCIPAL AND INTEREST

         The Indenture requires that payments in respect of the Debentures (including principal, premium, if any, and interest) held of record by DTC (including Debentures evidenced by the Registered Global Debentures) be made in same day funds. Payments in respect of the Debentures held of record by holders other than DTC may, at the option of the Company, be made by check and mailed to such holders of record as shown on the Register for the Debentures.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES


         The Company and the Initial Purchasers entered into a Registration Rights Agreement (the "RRA") on August 13, 1997 (the "Closing Date"). In the RRA, the Company agreed to file with the SEC within 30 days after the Closing Date a registration statement (the "Shelf") (of which this Prospectus forms a part) on Form S-1 or Form S-3 to cover resales of Transfer Restricted Securities (as defined below) by the holders thereof who satisfy the conditions referred to below. The Company will be permitted to prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf under certain circumstances and subject to certain conditions (any period during which offers and sales are prohibited being a "Suspension Period"). "Transfer Restricted Securities" means each Debenture and any underlying share of Class A Common Stock until such Debenture or share, as the case may be, (i) has been transferred pursuant to the Shelf or another registration statement covering it which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective under the Securities Act, (ii) has been transferred pursuant to Rule

144 under the Securities Act or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provisions then in force). "Transfer Restricted Securities" is also deemed to include the guarantees of the Company's obligations under the Indenture and the Debentures by certain subsidiaries of the Company. See "Description of Debentures - Subsidiary Guarantees" above.



         If the Shelf has not been declared effective by the SEC within 90 days after the Closing Date or is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or usable for the offer and sale of Transfer Restricted Securities for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any 12-month period during the period beginning on the Closing Date and ending on or prior to the second anniversary of the Closing Date (each such event a "Registration Default"), the Company will pay liquidated damages to each Holder of Transfer Restricted Securities which has complied with its obligations under the RRA. The amount of liquidated damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount or $2.50 per annum per 30.581 shares of Common Stock (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and 50 basis points per annum per $1,000 principal amount of Debentures or $5.00 per annum per 30.581 shares of Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which a Registration Default has occurred and is continuing. The Company has agreed to pay all accrued liquidated damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the RRA). Following the cure of a Registration Default, liquidated damages will cease to accrue with respect to such Registration Default.


         The Company has agreed to maintain the Shelf until the first to occur of (i) the second anniversary of the Closing Date or (ii) the date on which no security covered by the Shelf remains a Transfer Restricted Security.

         The foregoing summary of certain provisions of the RRA does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the RRA. Copies of the RRA are available from the Company or the Initial Purchasers on request.

GOVERNING LAW

         The Indenture and Debentures are governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's conflicts of laws principles.

INFORMATION CONCERNING THE TRUSTEE

         The Company and its subsidiaries maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business. The Trustee serves as transfer agent with respect to the Class A Common Stock. The Trustee also serves as a lender under the Company's existing credit facility.

ABSENCE OF PUBLIC MARKET; TRANSFER RESTRICTIONS


         The Debentures will be subject to significant restrictions on resale. See "Notice to Investors." There is no existing public market for the Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Debentures, the ability of the Holders to sell their Debentures or at what price Holders of the Debentures will be able to sell their Debentures. Future trading prices of the Debentures will depend upon many factors including, among other things, prevailing interest rates, the Company's operating results, the price of the Class A Common Stock and the market for similar securities. The Initial Purchasers have informed the Company that they intend to make a market in the Debentures offered hereby; however, the Initial Purchasers are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Debentures. See "Registration Rights; Liquidated Damages." The Debentures have been designated for trading in the PORTAL Market; however, the Company does not intend to apply for listing of the Debentures on any securities exchange.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's Certificate of Incorporation (the "Certificate") authorizes capital stock consisting of 50 million shares of Class A Common Stock, par value $.01 per share, 20 million shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and one million shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Company is incorporated under the General Corporation Law of the State of Delaware (the "Delaware GCL").


COMMON STOCK



         At September 25, 1997, there were 11,709,473 shares of Class A Common Stock and 7,018,824 shares of Class B Common Stock issued and outstanding, and options to purchase 402,274 shares of Class A Common Stock and options to purchase 164,557 shares of Class B Common Stock were outstanding. In addition, at such date, there were an aggregate of 314,710 shares of Class A Common Stock reserved for issuance under the Company's 1996 Long Term Incentive Plan.


         The Class A Common Stock and Class B Common Stock are identical in all material respects except that (i) shares of the Class B Common Stock entitle the holders thereof to ten votes per share on all matters and shares of the Class A Common Stock entitle the holders thereof to one vote per share on all matters, and (ii) the shares of Class B Common Stock are subject to certain restrictions on transfer. The shares of Class B Common Stock are not transferable except in certain very limited instances to family members, trusts, other holders of Class B Common Stock, charitable organizations and entities controlled by such persons (collectively, "Permitted Transferees"). These restrictions on transfer may be removed by the Board of Directors if the Board determines that the restrictions may have a material adverse effect on the liquidity, marketability or market value of the outstanding shares of Class A Common Stock.

         The Class B Common Stock is fully convertible at any time into shares of Class A Common Stock on a share-for-share basis and will automatically be converted into shares of Class A Common Stock upon any purported transfer to non-Permitted Transferees. Once a share of Class B Common Stock has been converted into a share of Class A Common Stock, such share of Class A Common Stock cannot thereafter be reconverted into a share of Class B Common Stock. Because the Class B Common Stock will at all times be convertible into Class A Common Stock on a share-for-share basis, holders of Class B Common Stock will be able to sell the equity interest represented by their Class B Common Stock to persons who are not Permitted Transferees by converting such shares into Class A Common Stock. As is the case with Preferred Stock and additional Class A Common Stock, additional Class B Common Stock can be issued at the discretion of the Board of Directors.

         Except as set forth below (and as provided by law and in the Company's Certificate now in effect), all matters submitted to a vote of the Company's stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class. Holders of outstanding shares of Class A Common Stock and Class B Common Stock, respectively, vote separately as a class with respect to amendments to the Certificate of Incorporation that would increase the authorized number of shares of Class B Common Stock, or that would make other amendments to the Certificate (other than increases in the number of authorized shares of Class A Common Stock) that alter or change the designations or powers or the preferences, qualifications, limitations, restrictions or the relative or special rights of either the Class B Common Stock or the Class A Common Stock so as to affect them adversely.

         No cash dividend may be declared or paid on the Class B Common Stock unless an equal or greater dividend is simultaneously declared or paid on the Class A Common Stock. Otherwise, subject to the rights of holders of Preferred Stock, if any, the Class A Common Stock and the Class B Common Stock rank equally and have equal rights per share with respect to all dividends and distributions, including distributions upon liquidation of the Company and consideration to be received upon a merger or consolidation of the Company or a sale of all or substantially all of the Company's assets. In the case of stock dividends or stock splits, however, only shares of Class A Common Stock can be distributed in respect of outstanding Class A Common Stock and only shares of Class B Common Stock can be distributed in respect of outstanding Class B Common Stock.

         Neither shares of Class A Common Stock nor shares of Class B Common Stock can be split, divided or combined unless all outstanding shares of the other class are correspondingly split, divided or combined.

         Because of the restrictions on transfer of the Class B Common Stock, over time shares of Class B Common Stock having ten votes will (unless the Directors determine to remove such restrictions) be converted into shares of Class A Common Stock having one vote, as holders convert their Class B Common Stock into Class A Common Stock in order to sell their shares. Accordingly, the holders of Class B Common Stock who continue to hold their Class B Common Stock will realize over time an increase in their relative voting power in the Company. The Directors and executive officers of the Company and their affiliates collectively own approximately 67.3% of the total voting power of the Company, prior to the conversion of any Debentures. A substantial portion of this group's share ownership consists of Class B Common Stock. If those individuals continue to hold their Class B Common Stock for the foreseeable future, the degree of control of the Company by these Directors and executive officers and their affiliates, and their percentage of the total voting power of the Company, will increase over time.


         Holders of Class A Common Stock and Class B Common Stock do not have any preemptive rights or rights to subscribe for additional securities of the Company and are not subject to any further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Class A Common Stock or the Class B Common Stock. The shares of Class A Common Stock are not convertible into any other series or class of the Company's securities. Subject to the preferences applicable to the Preferred Stock, if any, outstanding at the time, holders of shares of Class A Common Stock and Class B Common Stock are entitled to dividends, if, when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and Preferred Stock preferences, if any. See "Preferred Stock."

PREFERRED STOCK

         The Company's Board of Directors is authorized, without further action by the stockholders, to issue, from time to time, not in excess of one million shares of Preferred Stock in one or more classes or series, and to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any unissued shares or wholly unissued series of Preferred Stock, and the number of shares constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any such class or series subsequent to the issuance of shares of such class or series, but not below the amount then outstanding. Currently, there are no shares of Preferred Stock outstanding, and the Company has no present intention to issue any Preferred Stock.

TWO-TIER BUSINESS COMBINATION PROVISIONS


         The Certificate contains a provision designed to help assure that stockholders of the Company receive equitable treatment, beyond that presently provided by the applicable state law, in the event of certain Business Combinations (as defined) between the Company and another corporation or entity. Delaware law generally requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote to approve a merger, consolidation or disposition of all or substantially all of the Company's assets. The Certificate raises the affirmative vote required to approve such a business combination to at least 66-2/3% of the total voting power of the Company's outstanding shares of Class A Common Stock and Class B Common Stock, unless a Fair Price (as described herein) is paid to each of the stockholders of the Company.


         The Board of Directors is concerned about the partial or "two-step" tender offer technique of accomplishing corporate takeovers. The first step in this technique is a tender offer made by another corporation or entity seeking control at a price that often substantially exceeds the market value of the target corporation's stock. After acquiring a controlling number of shares, the entity will then effectuate the second step: a business combination with the target corporation designed to eliminate the then remaining stockholders' interest in the corporation. The terms of the second step business combination may not reflect arms-length bargaining and therefore may not assure proper treatment of the stockholders remaining after the tender offer.

         The Board of Directors intends to prevent persons who might acquire a controlling interest in the Company from imposing a business combination on minority stockholders unless such controlling persons are able and willing to deal fairly with minority stockholders by paying them a fair price for their interest in the Company. The Board recognizes that this fair price requirement might have the effect of discouraging unilateral tender offers and other takeover proposals to acquire control of the Company, as well as unsolicited acquisitions of the Company's outstanding shares.

         The Certificate requires, in addition to any required vote by the then outstanding Preferred Stock, the vote of not less than 66-2/3% of the then outstanding shares of the Company's Class A Common Stock and Class B Common Stock to approve any Business Combination of the Company with any Related Person (as defined) unless certain conditions have been met. In addition, the 66-2/3% vote must include the affirmative vote of 51% of the outstanding shares of Class A Common Stock and Class B Common Stock held by stockholders other than the Related Person. Accordingly, the actual vote required to approve the Business Combination may be greater than 66-2/3%, depending upon the number of shares controlled by the Related Person. A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of shares of Common Stock representing 5% or more of the total voting power of the Company, including any affiliate or associate of such person or entity. The term Business Combination is defined to include virtually any transaction between the Company and a Related Person, including a merger, consolidation or sale of assets.


         The 66-2/3% requirement and the 51% requirement are not applicable, however (and, therefore, the proposed Business Combination could be approved by a simple majority of the stockholders unless otherwise required by Delaware law), if the Related Person pays a Fair Price to the Company's stockholders in the transaction or if a majority of the Board of Directors approves the transaction. Under the terms of the Certificate, the Fair Price must be at least equal to the greatest of (i) the highest price paid or agreed to be paid by the Related Person to purchase any shares of the Company's common equity securities,
(ii) the highest market price of the common equity securities during the 24-month period prior to the taking of such vote, or (iii) the per share book value of the Class A Common Stock at the end of the calendar quarter immediately preceding the taking of such vote. In addition, the Fair Price consideration to be received by the Company's stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of common equity securities of the Company.

         The Certificate provides that the above provisions regarding two-tier business combinations may not be amended, altered, changed or repealed except by the affirmative vote of at least 66-2/3% of the shares of the common equity securities entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 51% of the outstanding shares entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal shall have been proposed by a majority of the Board of Directors.

THE DELAWARE BUSINESS COMBINATION ACT

         Section 203 of the Delaware GCL (the "Delaware Business Combination Act") imposes a three-year moratorium on business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" (in general, a stockholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested stockholder becoming such, the board of directors of the corporation approved either the business combination or the transaction resulting in the interested stockholder becoming such, (b) upon consummation of the transaction resulting in the interested stockholder becoming such, the interested stockholder owns 85% of the voting stock outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by directors who are also officers and certain employee stock plans) or (c) on or after an interested stockholder becomes such, the business combination is approved by (i) the board of directors and (ii) holders of at least 66-2/3% of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an "interested stockholder's" percentage ownership of stock.

         The Delaware Business Combination Act applies to certain corporations incorporated in the State of Delaware unless the corporation expressly elects not to be governed by such legislation and sets forth such election in (a) the corporation's original certificate of incorporation, (b) an amendment to the corporation's by-laws as adopted by the corporation's board of directors within 90 days of the effective date of such legislation or (c) an amendment to the corporation's certificate of incorporation or by-laws is approved by (in addition to any other vote required by law) a majority of the shares entitled to vote (however, such amendment would not be effective until 12 months after the date of its adoption and would not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption of such amendment). The Company has not made such an election and, upon completion of the offering, will be subject to the Delaware Business Combination Act.

DIRECTOR LIABILITY PROVISIONS



         As permitted by the Delaware GCL, the Certificate contains a provision which eliminates, under certain circumstances, the personal liability of Directors (only in their capacities as Directors of the Company) to the Company or its stockholders for monetary damages for a breach of fiduciary duty as Directors. The provision in the Certificate does not change a Director's duty of care, but it does authorize the Company to eliminate monetary liability for certain violations of the duty, including violations based on grossly negligent business decisions which may include decisions relating to attempts to change control of the Company. The provision does not affect the availability of equitable remedies for a breach of duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty; however, in certain circumstances equitable remedies may not be available as a practical matter. The provision in the Certificate in no way affects a Director's liability under the federal securities laws. In addition, the Company's By-Laws and indemnity agreements entered into with the Company's Directors and officers indemnify its past and current Directors and officers for and provides advancements in respect of all expense, liability and loss reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, including, in certain circumstances under the indemnity agreements for settlements in derivative actions.


CLASSIFIED BOARD

         The Certificate divides the Board of Directors into three classes. The Directors serve staggered terms of three years, with the members of one class being elected in any year, as follows: (i) James B. Naylor, Phyllis K. Wilson and A. Malachi Mixon III have been designated as Class I Directors and will serve until the 1999 annual meeting; (ii) Boake A. Sells and Kevin B. Shaw have been designated as Class II Directors and will serve until the 1997 annual meeting; and (iii) Richard L. Osborne and Jon H. Outcalt have been designated as Class III Directors and will serve until the 1998 annual meeting; and in each case until their respective successors are elected and qualified.

         A classified Board of Directors may have the effect of making it more difficult to remove incumbent Directors, providing such Directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to change the majority of Directors for business reasons unrelated to a change of control.

         The Certificate provides that the above provisions regarding classification of the Board of Directors may not be amended, altered, changed or repealed except by the affirmative vote of at least 66-2/3% of the shares of Common Stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, unless such proposal shall have been proposed by a majority of the Board of Directors.

GENERAL

         It is possible that the existence of the ten vote per share Class B Common Stock, the Company's ability to issue Preferred Stock, the increased voting requirements with respect to a Business Combination provided for in the Certificate, the provisions of the Delaware Business Combination Act and the division of the Board of Directors of the Company into classes as provided in the Certificate, may discourage other persons from making a tender offer for or acquisitions of substantial amounts of the Company's Class A Common Stock. This could have the incidental effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of the Company's Class A Common Stock which often result from actual or rumored takeover attempts. In addition, the limited liability provisions in the Certificate with respect to Directors and officers may discourage stockholders from bringing a lawsuit against Directors for breach of their fiduciary duty and may also have the effect of reducing the likelihood of derivative litigation against Directors and officers, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. Furthermore, a stockholder's investment in the Company may be adversely affected to the extent that cost of settlement and damage awards against the Company's Directors and executive officers are paid by the Company pursuant to the indemnification provisions contained in the Company's By-Laws and indemnity agreements described above.

REGISTRATION RIGHTS

         The Company has granted from time to time, in connection with acquisitions and otherwise, rights relating to the registration of Class A Common Stock. Pursuant to such rights, the Company has filed and intends to cause to be declared effective a registration statement relating to the resale of approximately 1,070,000 shares of Class A Common Stock. Additional registration rights may be granted, and additional shares may be registered, in the future.

TRANSFER AGENT AND REGISTRAR

         The Company's Transfer Agent and Registrar for the Common Stock is National City Bank, Cleveland, Ohio.


                             SELLING SECURITYHOLDERS



         The following table sets forth information concerning the aggregate principal amount of Debentures beneficially owned by each Selling Securityholder, as of October 3, 1997, and the number of shares of Class A Common Stock issuable upon conversion of Debentures held thereby, which may be offered from time to time pursuant to this Prospectus. Other than their ownership of the Company's Class A Common Stock, none of the Selling Securityholders has had any material relationship with the Company within the past three years other than Smith Barney Inc. which, during such period, has acted as an Initial Purchaser, financial advisor and underwriter for the Company. The table below has been prepared on the basis of information furnished to the Company by DTC and/or by or on behalf of the Selling Securityholders. Any or all of the Debentures or shares of Class A Common Stock listed below may be offered for sale by the Selling Securityholders from time to time.





                                                                              UNDERLYING SHARES OF    PERCENTAGE OF
                                                                              CLASS A COMMON STOCK    CLASS A COMMON
                                         PRINCIPAL AMOUNT                     OR ADDITIONAL SHARES        STOCK
                                           OF DEBENTURES     PERCENTAGE OF     OF CLASS A COMMON       OUTSTANDING
                                        BENEFICIALLY OWNED     DEBENTURES      STOCK THAT MAY BE        AFTER THE
               NAME (1)                  THAT MAY BE SOLD     OUTSTANDING           SOLD (2)           OFFERING (3)
          -----------------              ----------------     -----------      -----------------       ---------------

AAM/Zazove Institutonal Income Fund,      $    600,000              *   %            18,348                 *   %
L.P.

AIM Balanced Fund                            1,600,000            1.6                48,929                 *

AIM Charter Fund                            12,000,000           12.0               366,972                3.0

AIM V.I. Growth and Income Fund              1,500,000            1.5                45,871                 *

Allstate Insurance Company                   2,000,000            2.0                61,162                 *

Bank of America Convertible                    260,000             *                 7,951                  *
Securities Fund

Bank of America Pension                      1,000,000            1.0                30,581                 *

Bankers Trust Company                        3,580,000            3.6               109,480                 *

Chrysler Corporation Master                  1,980,000            2.0                60,550                 *
Retirement Trust

The Cincinnati Insurance Company             2,000,000            2.0                61,162                 *


                                                                              UNDERLYING SHARES OF    PERCENTAGE OF
                                                                              CLASS A COMMON STOCK    CLASS A COMMON
                                         PRINCIPAL AMOUNT                     OR ADDITIONAL SHARES        STOCK
                                           OF DEBENTURES     PERCENTAGE OF     OF CLASS A COMMON       OUTSTANDING
                                        BENEFICIALLY OWNED     DEBENTURES      STOCK THAT MAY BE        AFTER THE
               NAME (1)                  THAT MAY BE SOLD     OUTSTANDING           SOLD (2)           OFFERING (3)
          -----------------              ----------------     -----------      -----------------       ---------------
Dean Witter Convertible Securities           3,000,000            3.0                91,743                 *
Trust

Declaration of Trust for the Defined           540,000             *                 16,513                 *
Benefit Plan of ICI American Holdings
Inc.

Declaration of Trust for the Defined           370,000             *                 11,314                 *
Benefit Plan of ZENECA Holdings Inc.

Delaware State Employees Retirement          1,765,000            1.8                53,975                 *
Fund

Delta Air Lines Master Trust                 1,135,000            1.1                34,709                 *

Employee Benefit Convertible Fund              130,000             *                 3,975                  *

General Motors Employees Domestic            6,300,000            6.3               192,660                1.6
Group Trust

George E. Dorsey IRA                           100,000             *                 3,058                  *

GLG Global Convertible Fund PLC              1,500,000            1.5                45,871                 *

Heritage Income Growth Trust                   500,000             *                 15,290                 *

Hillside Capital Incorporated                  160,000             *                 4,892                  *
Corporate Account

Hughes Aircraft Company Master               1,040,000            1.0                31,804                 *
Retirement Trust

The J.W. McConnell Family Foundation           350,000             *                 10,703                 *

Laterman & Co.                                  35,000             *                 1,070                  *

Laterman Strategies 90's L.L.C.                 65,000             *                  1987                  *

Merrill Lynch, Pierce, Fenner &              7,100,000            7.1               217,125                1.8
Smith, Inc.

Northwestern Mutual
Life Insurance Company                       3,750,000            3.8               619,178(4)             5.0

OCM Convertible Trust                        2,120,000            2.1                64,831                 *


                                                                              UNDERLYING SHARES OF    PERCENTAGE OF
                                                                              CLASS A COMMON STOCK    CLASS A COMMON
                                         PRINCIPAL AMOUNT                     OR ADDITIONAL SHARES        STOCK
                                           OF DEBENTURES     PERCENTAGE OF     OF CLASS A COMMON       OUTSTANDING
                                        BENEFICIALLY OWNED     DEBENTURES      STOCK THAT MAY BE        AFTER THE
               NAME (1)                  THAT MAY BE SOLD     OUTSTANDING           SOLD (2)           OFFERING (3)
          -----------------              ----------------     -----------      -----------------       ---------------

Offshore Strategies Ltd.                       150,000             *                 4,587                  *

Pacific Horizon Capital Income Fund          4,310,000            4.3               131,804                1.1

Pacific Innovation Trust Capital               140,000             *                 4,281                  *
Income Fund

Paloma Securities L.L.C.                       925,000             *                 28,287                 *

Partner Reinsurance Company Ltd.               210,000             *                 6,422                  *

Silverton International
Fund Limited                                   575,000             *                 17,584                 *

Smith Barney Inc.                            2,225,000            2.2                68,042                 *

Societe Generale Securities Corp.            3,000,000            3.0                91,743                 *

Southport Management Partners L.P.           1,450,000            1.5                44,342                 *

Southport Partners International Ltd.        1,250,000            1.3                38,226                 *

State Employees Retirement Plan of             825,000             *                 25,229                 *
the State of Delaware

State of Connecticut Combined                2,360,000            2.4                72,171                 *
Investment Funds

Summer Hill Global Partners LP                  40,000             *                 1,223                  *

Susquehanna Capital Group                    1,000,000            1.0                30,581                 *

The TCW Group, Inc.                          6,625,000            6.6               202,599                1.7

Tennessee Consolidated Retirement            5,000,000            5.0               152,905                1.3
System

Thermo Electron Balanced Investment            475,000             *                 14,525                 *
Fund


                                                                              UNDERLYING SHARES OF    PERCENTAGE OF
                                                                              CLASS A COMMON STOCK    CLASS A COMMON
                                         PRINCIPAL AMOUNT                     OR ADDITIONAL SHARES        STOCK
                                           OF DEBENTURES     PERCENTAGE OF     OF CLASS A COMMON       OUTSTANDING
                                        BENEFICIALLY OWNED     DEBENTURES      STOCK THAT MAY BE        AFTER THE
               NAME (1)                  THAT MAY BE SOLD     OUTSTANDING           SOLD (2)           OFFERING (3)
          -----------------              ----------------     -----------      -----------------       ---------------


Vanguard Convertible Securities Fund,        1,830,000            1.8                55,963                 *
Inc.

Unnamed holders of Debentures or any        11,130,000           11.1               340,366                2.8
future transferees, pledgees, donees
or successors of or from any such
unnamed holders (5)

---------------------------------------

* Less than 1%

(1) The Selling Securityholders and the amount of Debentures held by them are set forth herein is as of October 3, 1997 and will be updated as required.

(2) Assumes conversion of the full amount of Debentures held by such holder at the initial rate of $32.70 in principal amount of Debentures per share of Class A Common Stock. The conversion rate and the number of shares of Class A Common Stock issuable upon conversion of the Debentures is subject to adjustment under certain circumstances. See "Description of Debentures -- Conversion Rights." Accordingly, the number of shares of Common Stock issuable upon conversion of the Debentures may increase or decrease from time to time. Under the terms of the Indenture, fractional shares will not be issued upon conversion of the Debentures; cash will be paid in lieu of fractional shares, if any.

(3) Based upon 11,709,473 shares of Class A Common Stock outstanding as of October 3, 1997, treating as outstanding the total number of shares of Class A Common Stock shown as being issuable upon the assumed conversion by the named Selling Securityholder of the full amount of such Selling Securityholder's Debentures but not assuming the conversion of the Debentures of any other Selling Securityholder.

(4) Includes 504,500 shares of Class A Common Stock currently held by Northwestern Mutual Life Insurance Company, or its affiliates, which are not being registered pursuant to this Registration Statement.

(5) Assumes that the unnamed holders of Debentures or any future transferees, pledgees, donees or successors of or from any such unnamed holder do not beneficially own any Class A Common Stock other than the Class A Common Stock issuable upon conversion of the Debentures at the initial conversion rate. No such unnamed holder may offer Debentures pursuant to this prospectus until such unnamed holder is included as a Selling Securityholder in a supplement to this prospectus in accordance with the Registration Rights Agreement.



         Because the Selling Securityholders may, pursuant to this prospectus, offer all or some portion of the Debentures and Class A Common they presently hold or, with respect to the Class A Common Stock, have the right to acquire upon conversion of such Debentures, no estimate can be given as to the amount of the Debentures and Class A Common Stock that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Debentures and Class A Common Stock since the date on which they provided the information regarding their Debentures and Class A Common Stock, in transactions exempt from the registration requirements of the Securities Act.



         Only Selling Securityholders identified above who have complied with the conditions to being included as Selling Securityholders and who beneficially own the Debentures and the Class A Common Stock set forth opposite each such Selling Securityholder's name in the foregoing table on the effective date of the Registration Statement may sell such Debentures and Class A Common Stock pursuant to this prospectus. The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Securityholders in supplements to this Prospectus.

                              PLAN OF DISTRIBUTION

         The Debentures, the underlying shares of Class A Common Stock and the subsidiary guarantees are being registered to permit public secondary trading of such securities by the holders thereof from time to time after the date of this Prospectus. The Company and the Selling Securityholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisors to holders of the Debentures and the shares of Class A Common Stock) in connection with the registration and sale of the securities covered by this Prospectus.


         The Company will not receive any of the proceeds from the offering of the Debentures and the shares of Class A Common Stock by the Selling Securityholders. The Company has been advised by the Selling Securityholders that the Selling Securityholders may sell all or a portion of the Debentures and shares beneficially owned by them and offered hereby from time to time on any exchange on which the securities are listed, as applicable, on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Debentures or shares of Class A Common Stock which may be offered hereby and beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Debentures or shares of Class A Common Stock for whom they may act as agent. Such underwriters, dealers or agents may include the Initial Purchasers of the Debentures, which may perform investment banking or other services for or engage in other transactions with the Company from time to time in the future.


         The securities offered hereby may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Securityholders or by agreement between such Selling Securityholders and underwriters or dealers who receive fees or commissions in connection therewith.

         The Company's outstanding Class A Common Stock is listed for trading on the Nasdaq Stock Market's National Market ("Nasdaq"), and application has been made to list the shares of Class A Common Stock issuable upon conversion of the Debentures on Nasdaq. There is no assurance as to the development or liquidity of any trading market that may develop for the Debentures.

         In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Debentures and shares of Class A Common Stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and compliance with such requirement is effected.


         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Debentures or shares of Class A Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any commissions or discounts received by such broker-dealers, agents or underwriters any profit on the resale of the Debentures or shares of Class A Common Stock offered hereby and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain United States federal income tax considerations to Holders of the Debentures. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

         This discussion does not deal with all aspects of United States federal income taxation that may be important to Holders of the Debentures or the shares of Class A Common Stock and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only and does not purport to address all tax consequences that may be important to particular purchasers in light of their personal circumstances, or to certain types of purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who hold the Debentures or shares of Class A Common Stock in connection with a straddle) that may be subject to special rules. This discussion assumes that each Holder holds the Debentures and any shares of Class A Common Stock received upon conversion thereof as capital assets.

         For the purpose of this discussion, a "Non-U.S. Holder" refers to any Holder who is not a United States person. The term "United States person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or any state thereof, or an estate or trust, the income of which is includible in income for United States federal income tax purposes regardless of its source.

         PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THEIR PARTICIPATION IN THIS OFFERING, OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING CONVERSION OF THE DEBENTURES, AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.


OWNERSHIP OF THE DEBENTURES


         Interest on Debentures. Interest paid on the Debentures will be taxable to a Holder as ordinary interest income in accordance with the Holder's methods of tax accounting at the time that such interest is accrued or (actually or constructively) received. The Company expects that the Debentures will not be issued with original issue discount ("OID") within the meaning of the Code.

         Constructive Dividend. Certain corporate transactions, such as distributions of assets to holders of Class A Common Stock, may cause a deemed distribution to the Holders of the Debentures if the conversion price or conversion ratio of the Debentures is adjusted to reflect such corporate transaction. Such deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules discussed under "Dividends on Shares of Class A Common Stock."

         Sale or Exchange of Debentures or Shares of Class A Common Stock. In general, a Holder of Debentures will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Debentures measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest) and the Holder's adjusted tax basis in the Debentures. A Holder's tax basis in the Debentures generally will equal the cost of the Debentures to the Holder increased by the amount of market discount, if any, previously taken into income by the Holder or decreased by any bond premium theretofore amortized by the Holder with respect to the Debentures. In general, each holder of Class A Common Stock into which the Debentures have been converted will recognize gain or loss upon the sale, exchange, redemption, or other disposition of the Class A Common Stock under rules similar to those applicable to the Debentures. Special rules may apply to redemptions, or other disposition of the Class A Common Stock under rules similar to those applicable to the Debentures. Special rules may apply to redemptions of the Class A Common Stock which may result in the amount paid being treated as a dividend. Subject to the market discount rules discussed below, the gain or loss on the disposition of the Debentures or shares of Class A Common Stock will be capital gain or loss and will be long-term gain or loss if the Debentures or shares of Class A Common Stock have been held for more than one year at the time of such disposition. (For the basis and holding period of shares of Class A Common Stock, see "Conversion of Debentures.")

         Conversion of Debentures. A Holder of Debentures will not recognize gain or loss on the conversion of the Debentures into shares of Class A Common Stock. The Holder's tax basis in the shares of Class A Common Stock received upon conversion of the Debentures will be equal to the Holder's aggregate basis in the Debentures exchanged therefor (less any portion thereof allocable to cash received in lieu of a fractional share). The holding period of the shares of Class A Common Stock received by the Holder upon conversion of Debentures will generally include the period during which the Holder held the Debentures prior to the conversion.

         Cash received in lieu of a fractional share of Class A Common Stock should be treated as a payment in exchange for such fractional share rather than as a dividend. Gain or loss recognized on the receipt of cash paid in lieu of such fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional shares.

         Market Discount. The resale of Debentures may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a Debenture will generally be equal to the amount, if any, by which the stated redemption price at maturity of the Debenture immediately after its acquisition exceeds the Holder's tax basis in the Debenture. Subject to a de minimis exception, these provisions generally require a Holder of a Debenture acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such Debenture to the extent of the "accrued market discount" on such Debenture at the time of disposition. In general, market discount on a Debenture will be treated as accruing on a straight-line basis over the term of such Debenture, or, at the election of the Holder, under a constant yield method. A Holder of a Debenture acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Debenture until the Debenture is disposed of in a taxable transaction, unless the Holder elects to include accrued market discount in income currently. If a Holder acquires a Debenture at a market discount and receives shares of Class A Common Stock upon conversion of the Debenture, the amount of accrued market discount with respect to the converted Debenture through the date of conversion will be treated as ordinary income upon the disposition of the Class A Common Stock.


         Dividends on Shares of Class A Common Stock. Distributions on shares of Class A Common Stock will constitute dividends for United States federal income tax purposes to the extent of current or accumulated earnings and profits of the Company as determined under United States federal income tax principles. Dividends paid to holders that are United States corporations may qualify for the dividends-received deduction.


         To the extent, if any, that a holder receives distributions on shares of Class A Common Stock that would otherwise constitute dividends for United States federal income tax purposes but that exceed current and accumulated earnings and profits of the Company, such distributions will be treated first as a non-taxable return of capital reducing the holder's basis in the shares of Class A Common Stock. Any such distributions in excess of the holder's basis in the shares of Class A Common Stock will be treated as capital gain.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO NON-U.S. HOLDERS

         Interest on Debentures. Generally, interest paid on the Debentures to a Non-U.S. Holder will not be subject to United States federal income tax if: (i) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder; (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code; and (iii) the beneficial owner, under penalty of perjury, certifies that the owner is not a United States person and provides the owner's name and address. If certain requirements are satisfied, the certification described in clause (iii) above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business. For this purpose, the Holder of Debentures would be deemed to own constructively the shares of Class A Common Stock into which it could be converted. A Holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

         Sales or Exchange of Debentures or Shares of Class A Common Stock. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized upon the sale or other disposition of the Debentures or shares of Class A Common Stock unless: (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Class A Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other circumstances are present. If the Company is a "United States real property holding corporation," a Non-U.S. Holder may be subject to federal income tax with respect to gain realized on the disposition of such Debentures or shares of Class A Common Stock as if it were effectively connected with a United States trade or business and the amount realized will be subject to withholding at the rate of 10%. The amount withheld pursuant to these rules will be creditable against such Non-U.S. Holder's United States federal income tax liability and may entitle such Non-U.S. Holder to a refund upon furnishing the required information to the Internal Revenue Service. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

         Conversion of Debentures. A Non-U.S. Holder generally will not be subject to United States federal income tax on the conversion of a Debenture into shares of Class A Common Stock. To the extent a Non-U.S. Holder receives cash in lieu of a fractional share on conversion, such cash may give rise to gain that would be subject to the rules described above with respect to the sale or exchange of a Debenture or Class A Common Stock.

         Dividends on Shares of Class A Common Stock. Generally, any distribution on shares of Class A Common Stock to a Non-U.S. Holder will be subject to United States federal income tax withholding at a rate of 30% unless the dividend is effectively connected with the conduct of trade or business within the United States by the Non-U.S. Holders, in which case the dividend will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax). Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding or other rules different from those described above. A Non-U.S. Holder may be required to satisfy certain certification requirements in order to claim a reduction of or exemption from withholding under the foregoing rules.

INFORMATION REPORTING AND BACKUP WITHHOLDING


         U.S. Holders. Information reporting and backup withholding may apply to payments of interest or dividends on or the proceeds of the sale or other disposition of the Debentures or shares of Class A Common Stock made by the Company with respect to certain non corporate U.S. holders. Such U.S. holders generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. holder's federal income tax, upon furnishing the required information.


         Non-U.S. Holders. Generally, information reporting and backup withholding of United States federal income tax at a rate of 31% may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders if the payee fails to certify that the holder is a Non-U.S. person or if the Company or its paying agent has actual knowledge that the payee is a United States person. The 31% backup withholding tax generally will not apply to dividends paid to foreign holders outside the United States that are subject to 30% withholding as discussed above or that are subject to a tax treaty that reduces such withholding.

         The payment of the proceeds on the disposition of Debenture or shares of Class A Common Stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Debentures or shares of Class A Common Stock to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is from activities that are effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary or unless the owner otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds from such dispositions if the broker has actual knowledge that the payee is a U.S. Holder.

                                  LEGAL MATTERS

         The validity of the Debentures and the underlying shares of Class A Common Stock offered hereby will be passed upon for the Company by Calfee, Halter & Griswold LLP, Cleveland, Ohio.

                                     EXPERTS

         The consolidated financial statements of NCS HealthCare, Inc. appearing in NCS HealthCare, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

=====================================================        =====================================================

  No  dealer,  salesperson  or any other  person has                        $100,000,000 AGGREGATE
been  authorized to give any  information or to make                         PRINCIPAL AMOUNT OF
any    representations   not   contained   in   this                           5 3/4% CONVERTIBLE
Prospectus and, if given or made,  such  information                       SUBORDINATED DEBENTURES
or  representations  must  not  be  relied  upon  as                               DUE 2004
having  been   authorized   by  the  Company.   This
Prospectus  does not  constitute an offer to sell or
the  solicitation  of an  offer  to  buy  any of the
Securities  offered  hereby in any  jurisdiction  to                         3,058,103 SHARES OF
any  person  to whom  it is  unlawful  to make  such                         CLASS A COMMON STOCK
offer in such jurisdiction.  Neither the delivery of
this  Prospectus nor any sale made hereunder  shall,
under  any  circumstances,  create  any  implication
that  information  contained herein is correct as of                                [LOGO]
any  time  subsequent  to the  date  hereof  or that
there  has  been no  change  in the  affairs  of the
Company since that date.
                                                                             NCS HEALTHCARE, INC.

                 TABLE OF CONTENTS

                                        PAGE

Available Information ....................2

Incorporation Of Certain Documents By                                         ..................
                                                                              ------------------
    Reference ............................2

The Company ..............................2                                       PROSPECTUS
Risk Factors .............................3
Use Of Proceeds ..........................7                                    __________, 1997
Ratio Of Earnings to Fixed Charges .......7                                   ..................
                                                                              ------------------
Description Of Debentures ................8
Description Of Capital Stock ............17
Selling Securityholders .................21
Plan of Distribution ....................25
Certain United States Federal Income Tax

    Consequences ........................25
Legal Matters ...........................28
Experts .................................28

=====================================================        =====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Debentures and the shares of Class A Common Stock registered hereby:


                  SEC Registration Fee..........................      $30,304



                  Accounting Fees ..............................        2,500



                  Fees and Expenses of Counsel..................       15,000



                  Miscellaneous.................................        2,196
                                                                    ---------



                           Total................................      $50,000
                                                                      =======




ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.


         The Registrant's By-laws provides that the Registrant shall indemnify, to the fullest extent permitted by Delaware law, any Director or officer who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she, or a person of which he or she is the legal representative, is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties or amounts paid in settlement) reasonably incurred by such person in connection therewith. In addition, provisions of the Registrant's By-laws provide for the advancement of expenses, including attorneys' fees, incurred by a Director or officer of the Registrant in defending any proceeding for which indemnification is provided under the By-laws upon receipt of an undertaking to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant as authorized in the By-laws. In addition, the By-laws permit the Registrant to maintain insurance, at its expense, to protect itself and any of its Directors or officers or individuals serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another entity, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


         Section 102 (b) of the Delaware General Corporation Law permits corporations to eliminate or limit the personal liability of a Director to the corporation or its stockholders for monetary damages for breach of the Director's duty of care. Accordingly, the Registrant's Amended Certificate of Incorporation provides that a Director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. The Registrant's Amended Certificate of Incorporation further provides that any repeal, amendment or other modification of the foregoing provisions will not affect the liability or alleged liability of any Director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         In addition to the foregoing, the Registrant has entered into indemnity agreements with its executive officers and Directors. The indemnity agreements provide that such persons will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding on account of their service as a Director or officer of the Registrant or of any subsidiary of the Registrant or of any other entity in which they are serving at the request of the Registrant.

         The agreements bind the Registrant to provide indemnification to Directors and officers whether or not the Registrant maintains Directors and officers liability insurance coverage and regardless of any future changes in the By-laws. The protection to be afforded Directors and officers by the agreements is broader than that provided under the indemnification provisions contained in the By-laws, in that the agreements expressly provide for the advancement of expenses and for indemnification with respect to amounts paid in settlements of derivative actions.

ITEM 16.  EXHIBITS.

         See the Exhibit Index at page E-1 of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                                 NCS HEALTHCARE, INC.


                                                 By:      /s/  Jon H. Outcalt
                                                    ----------------------------
                                                     Jon H. Outcalt
                                                     Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                               TITLE
         ---------                               -----



          *
-------------------------      Chairman of the Board of Directors
Jon H. Outcalt



          *
-------------------------      President, Chief Executive Officer and Director
Kevin B. Shaw                  (Principal Executive Officer)



         *                     Chief Financial Officer
-------------------------
Jeffrey R. Steinhilber         (Principal Accounting and Financial Officer)



         *
-------------------------      Director
A.  Malachi Mixon III



          *
-------------------------      Director
Boake A. Sells



          *
-------------------------      Director
James B. Naylor



          *
-------------------------      Director
Richard L. Osborne



          *
-------------------------      Director
Phyllis K. Wilson



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                         Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                                ADVANCED Rx SERVICES, INC.


                                                By:      /s/ Kevin B. Shaw
                                                  -----------------------------
                                                    Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                    TITLE
         ---------                                    -----



         *                                  President and Director
-----------------------------               (Principal Executive Officer)
Kevin B. Shaw



         *                                  Treasurer
-----------------------------               (Principal Accounting and Financial
Jeffrey R. Steinhilber                      Officer)




-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                             /s/ Kevin B. Shaw
                                                             ------------------
                                                             Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                            HLF ADULT HOME PHARMACY CORP.


                                            By:      /s/ Kevin B. Shaw
                                               -------------------------------
                                                Kevin B. Shaw



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                           TITLE
         ---------                           -----



         *                        Director
--------------------------        (Principal Executive Officer)
Kevin B. Shaw



         *                        Secretary and Treasurer
--------------------------        (Principal Accounting and Financial Officer)
Jeffrey R. Steinhilber



-------------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                                 KINETIC SERVICES, INC.


                                                 By:      /s/ Kevin B. Shaw
                                                    ---------------------------
                                                     Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                          TITLE
         ---------                          -----



         *
---------------------------       President and Director
Kevin B. Shaw                     (Principal Executive Officer)



        *
---------------------------       Treasurer and Secretary
Jon H. Outcalt                    (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                             LOOK DRUG STORES, INC.


                                             By:      /s/ Kevin B. Shaw
                                                -----------------------------
                                                 Kevin B. Shaw, President




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                           TITLE



         *
------------------------          President and Director
Kevin B. Shaw                     (Principal Executive Officer)



          *
------------------------          Treasurer and Secretary
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                       /s/ Kevin B. Shaw
                                                       ------------------------
                                                       Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                      LOOMIS ENTERPRISES, INC.


                                      By:      /s/ Kevin B. Shaw
                                         ---------------------------------------
                                          Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                   TITLE
         ---------                                   -----



         *
----------------------------       President, Secretary and Director
Kevin B. Shaw                      (Principal Executive Officer)



         *
----------------------------       Treasurer
Jeffrey R. Steinhilber             (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                       /s/ Kevin B. Shaw
                                                      -------------------------
                                                       Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                    MANAGEMENT & NETWORK SERVICES, INC.


                                    By:      /s/ Kevin B. Shaw
                                       ----------------------------------------
                                        Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                  TITLE
         ---------                                  -----



         *                        President, Secretary and Director
-----------------------------     (Principal Executive Officer)
Kevin B. Shaw



         *                        Treasurer
-----------------------------     (Principal Accounting and Financial Officer)
Jeffrey R. Steinhilber



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                              MEDI CENTRE, INC.


                                              By:      /s/ Kevin B. Shaw
                                                 -----------------------------
                                                  Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                 TITLE
         ---------                                 -----



         *                       President and Director
-----------------------------    (Principal Executive Officer)
Kevin B. Shaw



         *                       Treasurer and Secretary
-----------------------------    (Principal Accounting and Financial Officer)
Jeffrey R. Steinhilber



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                            /s/ Kevin B. Shaw
                                                            ------------------
                                                             Kevin B. Shaw
                                    II-11

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                             NCS DAVEN DRUG, INC.


                                             By:      /s/ Kevin B. Shaw
                                               -------------------------------
                                                 Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                            TITLE
         ---------                            -----



         *
---------------------------       President and Director
Kevin B. Shaw                     (Principal Executive Officer)



         *
---------------------------       Treasurer and Secretary
Jon H. Outcalt                    (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw
                                     II-12

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                     NCS HEALTHCARE OF ARKANSAS, INC.


                                     By:      /s/ Kevin B. Shaw
                                       ----------------------------------------
                                         Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                          TITLE



          *
----------------------------      President, Secretary and Director
Kevin B. Shaw                     (Principal Executive Officer)



          *
----------------------------      Treasurer
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



-------------------------
* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                      /s/ Kevin B. Shaw
                                                      ------------------------
                                                      Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                          NCS HEALTHCARE OF CALIFORNIA, INC.


                                          By:      /s/ Kevin B. Shaw
                                             ----------------------------------
                                              Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                          TITLE



           *
--------------------------         President and Director
Kevin B. Shaw                      (Principal Executive Officer)



            *
--------------------------         Treasurer and Secretary
Jon H. Outcalt                     (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                   NCS HEALTHCARE OF FLORIDA, INC.


                                   By:      /s/ Kevin B. Shaw
                                     ----------------------------------------
                                       Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                  TITLE
         ---------                                  -----



         *
----------------------------      President, Secretary and Director
Kevin B. Shaw                     (Principal Executive Officer)



         *
----------------------------      Treasurer
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                               NCS HEALTHCARE OF ILLINOIS, INC.


                               By:      /s/ Kevin B. Shaw
                                  --------------------------------------------
                                   Kevin B. Shaw, Vice President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                    TITLE
         ---------                                    -----



          *
---------------------               Vice President, Secretary and Director
Kevin B. Shaw                       (Principal Executive Officer)



          *
--------------------------          Treasurer
Jeffrey R. Steinhilber              (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                          /s/ Kevin B. Shaw
                                                          ---------------------
                                                          Kevin B. Shaw
                                     II-16

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                       NCS HEALTHCARE OF IOWA, INC.


                                       By:      /s/ Kevin B. Shaw
                                          -------------------------------------
                                        Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                    TITLE
         ---------                                    -----



         *
------------------------            President, Secretary and Director
Kevin B. Shaw                       (Principal Executive Officer)



         *
------------------------            Vice President
Jeffrey R. Steinhilber              (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        ----------------------
                                                         Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                      NCS HEALTHCARE OF KANSAS, INC.

                                      By:      /s/ Kevin B. Shaw
                                         --------------------------------------
                                         Kevin B. Shaw, President and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                     TITLE
         ---------                                     -----



         *
---------------------------        President, Secretary and Director
Kevin B. Shaw                      (Principal Executive Officer)



         *
---------------------------        Treasurer
Jeffrey R. Steinhilber             (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                    /s/ Kevin B. Shaw
                                                    ---------------------------
                                                    Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                    NCS HEALTHCARE OF KENTUCKY, INC.


                                    By:      /s/ Kevin B. Shaw
                                       ---------------------------------------
                                        Kevin B. Shaw, President and Secretary




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                TITLE
         ---------                                -----



          *
--------------------------      President, Secretary and Director
Kevin B. Shaw                   (Principal Executive Officer)



          *
-------------------------       Treasurer
Jeffrey R. Steinhilber          (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                           /s/ Kevin B. Shaw
                                                           --------------------
                                                            Kevin B. Shaw
                                     II-19

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                   NCS HEALTHCARE OF MARYLAND, INC.


                                   By:      /s/ Kevin B. Shaw
                                      ---------------------------------------
                                       Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                  TITLE
         ---------                                  -----



          *
--------------------------        President, Secretary and Director
Kevin B. Shaw                     (Principal Executive Officer)



          *
--------------------------        Treasurer
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                           /s/ Kevin B. Shaw
                                                          ---------------------
                                                           Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                      NCS HEALTHCARE OF MICHIGAN, INC.


                                      By:      /s/ Kevin B. Shaw
                                         --------------------------------------
                                          Kevin B. Shaw, Chairman of the Board
                                               and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                              TITLE
         ---------                              -----



         *
------------------------      Chairman of the Board and Secretary
Kevin B. Shaw                 (Principal Executive Officer)



         *
------------------------      Vice President and Treasurer
Jeffrey R. Steinhilber        (Principal Accounting and Financial Officer)



         *
-------------------------     Director
Phyllis K. Wilson



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                     /s/ Kevin B. Shaw
                                                     -------------------------
                                                     Kevin B. Shaw
                                    II-21

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                          NCS HEALTHCARE OF MODESTO, INC.


                                          By:      /s/ Kevin B. Shaw
                                             -------------------------------
                                              Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                         TITLE
         ---------                         -----



         *                      President and Director
-----------------------------   (Principal Executive Officer)
Kevin B. Shaw



         *                      Treasurer and Secretary
-----------------------------   (Principal Accounting and Financial Officer)
Jon H. Outcalt



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        ----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                     NCS HEALTHCARE OF OHIO, INC.


                                     By:      /s/ Kevin B. Shaw
                                        --------------------------------------
                                         Kevin B. Shaw, Chairman and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                             TITLE
         ---------                             -----



          *
--------------------------         Chairman of the Board and Secretary
Kevin B. Shaw                      (Principal Executive Officer)



          *
--------------------------         Treasurer
Jeffrey R. Steinhilber             (Principal Accounting and Financial Officer)



          *
-------------------------          Director
Phyllis K. Wilson



          *
-------------------------          Director
Norman D. Leibow



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                       /s/ Kevin B. Shaw
                                                      -------------------------
                                                      Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                  NCS HEALTHCARE OF OKLAHOMA, INC.


                                  By:      /s/ Kevin B. Shaw
                                    ------------------------------------------
                                      Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                    TITLE
         ---------                                    -----



         *
--------------------------          President, Secretary and Director
Kevin B. Shaw                       (Principal Executive Officer)



         *
--------------------------          Treasurer
Jeffrey R. Steinhilber              (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                        NCS HEALTHCARE OF OREGON, INC.


                                        By:      /s/ Kevin B. Shaw
                                           --------------------------------
                                            Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                               TITLE
         ---------                               -----



         *
------------------------       President and Director
Kevin B. Shaw                  (Principal Executive Officer)



         *
------------------------       Treasurer
Jeffrey R. Steinhilber         (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                       /s/ Kevin B. Shaw
                                                       ------------------------
                                                       Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                       NCS HEALTHCARE OF PENNSYLVANIA, INC.


                                       By:      /s/ Kevin B. Shaw
                                          ----------------------------------
                                           Kevin B. Shaw, Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                    TITLE
         ---------                                    -----



/s/ Calvin E. Hunsicker
----------------------------        President
Calvin E. Hunsicker                 (Principal Executive Officer)



           *
----------------------------        Treasurer
Jeffrey R. Steinhilber              (Principal Accounting and Financial Officer)



           *
----------------------------        Director
Kevin B. Shaw



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                         /s/ Kevin B. Shaw
                                                        -----------------------
                                                         Kevin B. Shaw
                                     II-26

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                    NCS HEALTHCARE OF SOUTH CAROLINA, INC.


                                    By:      /s/ Kevin B. Shaw
                                       ---------------------------------------
                                        Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                   TITLE
         ---------                                   -----



          *
---------------------------        President, Secretary and Director
Kevin B. Shaw                      (Principal Executive Officer)



          *
---------------------------        Treasurer
Jeffrey R. Steinhilber             (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                     /s/ Kevin B. Shaw
                                                     -------------------------
                                                     Kevin B. Shaw
                                     II-27

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                   NCS HEALTHCARE OF VERMONT, INC.


                                   By:      /s/ Kevin B. Shaw
                                      ----------------------------------------
                                       Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                   TITLE
         ---------                                   -----



          *
------------------------           President, Secretary and Director
Kevin B. Shaw                      (Principal Executive Officer)



          *
------------------------           Treasurer
Jeffrey R. Steinhilber             (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                       /s/ Kevin B. Shaw
                                                       ---------------------
                                                        Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                  NCS HEALTHCARE OF WASHINGTON, INC.


                                  By:      /s/ Kevin B. Shaw
                                     ----------------------------------------
                                      Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                 TITLE
         ---------                                 -----



         *
---------------------------      President, Secretary and Director
Kevin B. Shaw                    (Principal Executive Officer)



         *
---------------------------      Treasurer and Assistant Secretary
Jeffrey R. Steinhilber           (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                      /s/ Kevin B. Shaw
                                                     --------------------------
                                                     Kevin B. Shaw
                                     II-29

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                         NCS QUALITY CARE PHARMACY, INC.


                                         By:      /s/ Kevin B. Shaw
                                            ------------------------------
                                             Kevin B. Shaw, President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                   TITLE
         ---------                                   -----



          *
------------------------           President and Director
Kevin B. Shaw                      (Principal Executive Officer)



          *
------------------------           Secretary and Treasurer
Jon H. Outcalt                     (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                         /s/ Kevin B. Shaw
                                                         ----------------------
                                                         Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                         NCS SERVICES, INC.

                                         By:      /s/ Kevin B. Shaw
                                            ---------------------------------
                                             Kevin B. Shaw, President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                             TITLE
         ---------                             -----



         *
-------------------------          President and Director
Kevin B. Shaw                      (Principal Executive Officer)



         *
-------------------------          Treasurer
Jeffrey R. Steinhilber



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                       /s/ Kevin B. Shaw
                                                       -----------------------
                                                       Kevin B. Shaw
                                     II-31

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                    THRIFTY MEDICAL SUPPLY, INC.


                                    By:      /s/ Kevin B. Shaw
                                       ---------------------------------------
                                        Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                  TITLE
         ---------                                  -----



          *
------------------------          President, Secretary and Director
Kevin B. Shaw                     (Principal Executive Officer)



          *
------------------------         Treasurer
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                          /s/ Kevin B. Shaw
                                                          ---------------------
                                                          Kevin B. Shaw
                                     II-32

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                      UNI-CARE HEALTH SERVICES, INC.

                                      By:      /s/ Kevin B. Shaw
                                         --------------------------------------
                                          Kevin B. Shaw, President and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                        TITLE
         ---------                                        -----



         *
------------------------------          President, Secretary and Director
Kevin B. Shaw                           (Principal Executive Officer)



         *
------------------------------          Treasurer
Jeffrey R. Steinhilber                  (Principal Executive Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                          /s/ Kevin B. Shaw
                                                          ---------------------
                                                          Kevin B. Shaw

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                    UNI-CARE HEALTH SERVICES OF MAINE, INC.


                                    By:      /s/ Kevin B. Shaw
                                       ----------------------------------------
                                        Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                  TITLE
         ---------                                  -----



         *
---------------------------       President, Secretary and Director
Kevin B. Shaw                     (Principal Executive Officer)



          *
---------------------------       Treasurer
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                        /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw
                                     II-34

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                    RESCOT SYSTEMS GROUP, INC.


                                    By:      /s/ Kevin B. Shaw
                                       ---------------------------------------
                                        Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                           TITLE
         ---------                           -----



         *
---------------------------         President, Secretary and Director
Kevin B. Shaw                       (Principal Executive Officer)



          *
---------------------------         Treasurer
Jeffrey R. Steinhilber              (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                         /s/ Kevin B. Shaw
                                                        -----------------------
                                                        Kevin B. Shaw
                                     II-35

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                         NCS HEALTHCARE OF INDIANA, INC.


                                         By:      /s/ Kevin B. Shaw
                                           ---------------------------------
                                             Kevin B. Shaw, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                         TITLE
         ---------                         -----



         *
---------------------------       President
Marvin R. Richardson              (Principal Executive Officer)



         *
---------------------------       Treasurer and Secretary
Jeffrey R. Steinhilber            (Principal Accounting and Financial Officer)



         *
---------------------------       Director
Kevin B. Shaw



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                    /s/ Kevin B. Shaw
                                                    ---------------------------
                                                    Kevin B. Shaw
                                     II-36

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.


                                  CHESHIRE LONG TERM CARE PHARMACY, INC.


                                  By:      /s/ Kevin B. Shaw
                                     -----------------------------------------
                                      Kevin B. Shaw, President and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                           TITLE
         ---------                           -----



         *
---------------------------         President, Secretary and Director
Kevin B. Shaw                       (Principal Executive Officer)



         *
---------------------------         Treasurer
Jeffrey R. Steinhilber              (Principal Accounting and Financial Officer)



-------------------------



* The undersigned has executed this Amendment No. 1 to the Registration Statement on behalf of each of the persons named above pursuant to Powers of Attorney filed with the Securities and Exchange Commission.



                                                     /s/ Kevin B. Shaw
                                                     -------------------------
                                                     Kevin B. Shaw
                                     II-37

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland and State of Ohio, as of the 9th day of October, 1997.



                                         PHARMASOURCE HEALTHCARE, INC.



                                         By:      /s/ Kevin B. Shaw
                                           ----------------------------------
                                             Kevin B. Shaw
                                             President, Secretary and Director


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being Directors and/or officers of PharmaSource HealthCare, Inc., a Georgia corporation, hereby constitute and appoint Jon H. Outcalt, Kevin B. Shaw, Jeffrey R. Steinhilber, Thomas F. McKee, John J. Jenkins and David A. Basinski, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 9, 1997.



         SIGNATURE                                         TITLE
/s/ Kevin B. Shaw                        President, Secretary and Director
------------------------------------     (Principal Executive Officer)
Kevin B. Shaw



/s/ Jeffrey R. Steinhilber                Treasurer
------------------------------------     (Principal Accounting and Financial
Jeffrey R. Steinhilber                    Officer)

                              NCS HEALTHCARE, INC.

                                  EXHIBIT INDEX


   EXHIBIT                          DESCRIPTION
     NO.                            -----------
     ---
     1.1       Purchase  Agreement,  dated August 7, 1997,  between the Company and Smith Barney
               Inc.,  William  Blair & Company,  L.L.C.,  Montgomery  Securities  and McDonald &
               Company Securities, Inc.*

     2.1       Stock Purchase Agreement,  dated December 1994, by and among Aberdeen Group, Inc.
               and Calvin Hunsicker. (A)

     2.2       Asset  Purchase  Agreement,  dated May 10, 1995, by and among Quality Health Care
               NCS, Inc., Low Cost Health Care of Indiana,  Inc., Marvin R. Richardson,  Melanie
               A. Richardson and Richard A. Freese. (A)

     2.3       Stock Purchase  Agreement,  dated September 1, 1995, by and among Aberdeen Group,
               Inc. and each of the owners of shares of, capital stock of Corinthian  HealthCare
               Systems, Inc. (A)

     2.4       Stock Purchase Agreement,  dated as of October 1, 1995, by and between James F.J.
               Kane and Aberdeen Group, Inc. (A)

     2.5       Certificate  of Ownership  and Merger of Aberdeen  Group,  Inc. with and into the
               Company. (A)

     2.6       Stock  Purchase  Agreement,  dated May 15, 1996, by and among the Company and the owners of capital  stock of  Uni-Care  Health  Services,  Inc.,  a New  Hampshire
               corporation  and  Uni-Care  Health  Services  of  Maine,  Inc.,  a New  Hampshire
               corporation. (B)

     2.7 Asset Purchase Agreement, dated as of July 31, 1996, by and among the Registrant, NCS HealthCare of Oregon, Inc., an Ohio corporation, IPAC Pharmacy, Inc., an Oregon corporation, and Prestige Care, Inc., a Washington corporation. (C)

     2.8       Asset Purchase  Agreement,  dated August 13, 1996, by and among NCS HealthCare of
               Oklahoma,  Inc., an Oklahoma  corporation,  Med-Equip Homecare Equipment Service,
               Inc., an Oklahoma corporation, Gail Benjamin, Willis V. Smith and John Tarr. (D)

     2.9       Asset Purchase Agreement,  dated August 13, 1996, by and among Thrifty Medical of
               Tulsa,  L.L.C., an Oklahoma limited liability company,  Willis V. Smith,  Charles
               Oliver and NCS HealthCare of Oklahoma, Inc., an Oklahoma corporation. (D)

     2.10      Agreement  of Merger,  dated August 13, 1996,  by and among  Northside  Pharmacy,
               Inc.,  an Oklahoma  corporation,  Willis V.  Smith,  Charles  Oliver,  the Willis
               Vernon Smith Unitrust Dated August 8, 1996, NCS HealthCare of Oklahoma,  Inc., an
               Oklahoma corporation, and the Company. (D)

     2.11      Stock Purchase  Agreement,  dated August 13, 1996, by and among the Willis Vernon
               Smith  Unitrust  Dated August 8, 1996,  Charles  Oliver,  Willis V. Smith and the
               Company. (D)

     4.1       Specimen certificate of the Company's Class A Common Stock. (A)

     4.2       Specimen certificate of the Company's Class B Common Stock. (A)

     4.3       Credit Agreement,  dated as of April 5, 1995, by and among Aberdeen Group,  Inc.,
               National City Bank, Society National Bank, and National City Bank, as Agent. (A)

     4.4       First  Amendment to Credit  Agreement,  dated as of August 31, 1995, by and among
               Aberdeen Group,  Inc.,  National City Bank,  Society  National Bank, and National
               City Bank, as Agent. (A)

   EXHIBIT                          DESCRIPTION
     NO.                            -----------
     ---

     4.5  Second Amendment to Credit Agreement by and among Aberdeen Group,
          Inc., National City Bank, Society National Bank, and National City
          Bank, as Agent. (A)

     4.6  Amended and Restated Promissory Note, dated August 31, 1995. (A)

     4.7  Commercial Demand Note, dated November 1, 1995. (A)

     4.8  Form of Convertible Subordinated Debenture due September 30, 1996. (A)

     4.9  Waiver Letter, dated as of January 25, 1996, by and among Aberdeen
          Group, Inc., National City Bank and Society National Bank. (A)

     4.10 Indenture, dated August 13, 1997, between the Company and National
          City Bank, as Trustee.*

     4.11 Form of 5 3/4% Convertible Subordinated Debentures due 2004 (included in Exhibit 4.10).*

     4.12 Registration Rights Agreement, dated August 13, 1997, by and among the
          Company and Smith Barney Inc., William Blair & Company, L.L.C.,
          Montgomery Securities and McDonald & Company Securities, Inc.*

     5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the Debentures and the shares of Class A Common Stock.

     10.1 Form of Guarantee Agreement, dated August 13, 1997, by and among
          National City Bank and the subsidiary guarantors.*

     10.2 Credit Agreement, dated August 1, 1997, by and among the Company, the lending institutions named therein and KeyBank National Association, as Administrative Agent.*

     11.1 Statement re Computation of Per Share Earnings. (E)

     12.1 Statements re Computation of Ratios.*

     23.1 Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 of this Registration Statement).

     23.2 Consent of Ernst & Young LLP.

     24.1 Power of Attorney and related certified resolutions of PharmaSource
          HealthCare, Inc.

     25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of
          National City Bank.



-----------------


*Previously filed.


(A) Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-1 (Reg. No. 33-80455).

(B) Incorporated herein by reference to the appropriate exhibit to the Company's Current Report on Form 8-K, dated May 15, 1996, as amended (File No. 0-027602).

(C) Incorporated herein by reference to the appropriate exhibit to the Company's Current Report on Form 8-K, dated August 1, 1996, as amended (File No. 0-027602).

(D) Incorporated herein by reference to the appropriate exhibit to the Company's Current Report on Form 8-K, dated August 13, 1996 (File No. 0-027602).


(E) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K, dated August 8, 1997. (File No. 0-027602).


                                      E-2